                                                                   EXHIBIT 10.42

                                             * TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2

                            SIBIA NEUROSCIENCES, INC.

                                       AND


                              ELI LILLY AND COMPANY

                             COLLABORATION AGREEMENT


                                  MAY 25, 1999


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                               TABLE OF CONTENTS


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ARTICLE 1      Definitions..................................................................      1

        1.     Definitions..................................................................      1

               1.1    "Adverse Event".......................................................      1

               1.2    "Affiliate"...........................................................      1

               1.3    "Analog"..............................................................      2

               1.4    "Calendar Quarter"....................................................      2

               1.5    "Calendar Year".......................................................      2

               1.6    "Candidate Selection Approval" or "CSA"...............................      2

               1.7    "cGCP"................................................................      2

               1.8    "cGLP"................................................................      2

               1.9    "cGMP"................................................................      2

               1.10   "Clinical Trials".....................................................      2

               1.11   "Compound"............................................................      2

               1.12   "Compound 1508Y"......................................................      3

               1.13   "Compound 1508Y/1553A Option".........................................      3

               1.14   "Compound 1553A"......................................................      3

               1.15   "Compulsory License"..................................................      3

               1.16   "Control".............................................................      3

               1.17   "FDA".................................................................      3

               1.18   "FTE Rate"............................................................      3

               1.19   "Information".........................................................      3

               1.20   "Initial Project Term"................................................      4

               1.21   "Joint Development Committee" or "JDC"................................      4

               1.22   "Major European Countries"............................................      4

               1.23   "Major Market"........................................................      4

               1.24   "Meiji"...............................................................      4

               1.25   "Meiji Backup Option".................................................      4

               1.26   "Meiji Compound 1508Y Rights".........................................      4

               1.27   "Meiji Field".........................................................      4

               1.28   "Meiji/SIBIA Contract"................................................      4
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               1.29   "Meiji Territory".....................................................      4

               1.30   "NDA".................................................................      4

               1.31   "Net Sales"...........................................................      4

               1.32   "NonProduct Project Rights"...........................................      6

               1.33   "Patent"..............................................................      6

               1.34   "Patent Application"..................................................      6

               1.35   "Phase II Clinical Trials"............................................      6

               1.36   "Phase III Clinical Trials"...........................................      6

               1.37   "Post-Project Compounds"..............................................      6

               1.38   "Post-Project Identification Period"..................................      7

               1.39   "Post-Project Patents"................................................      7

               1.40   "Post-Project Products"...............................................      7

               1.41   "Post-Project Product Royalty Period".................................      7

               1.42   "Pre-Existing Compound"...............................................      7

               1.43   "Product(s)"..........................................................      8

               1.44   "Product Decision"....................................................      8

               1.45   "Product Launch"......................................................      8

               1.46   "Product Project Rights"..............................................      8

               1.47   "Product Royalty Period"..............................................      8

               1.48   "Project".............................................................      8

               1.49   "Project Compound"....................................................      8

               1.50   "Project Know-How"....................................................      9

               1.51   "Project Patent Rights"...............................................      9

               1.52   "Project Rights"......................................................      9

               1.53   "Project Term"........................................................      9

               1.54   "Regulatory Approval".................................................      9

               1.55   "Serious Adverse Event"...............................................     10

               1.56   "SIBIA Change of Control".............................................     10

               1.57   "SIBIA FTE"...........................................................     10

               1.58   "SIBIA Know-How"......................................................     10
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               1.59   "SIBIA [*] No Partnering Period"......................................     10

               1.60   "SIBIA Patent Rights".................................................     11

               1.61   "SIBIA Rights"........................................................     11

               1.62   "SIBIA Screening Machine".............................................     11

               1.63   "Stock Purchase Agreement"............................................     11

               1.64   "Territory"...........................................................     11

               1.65   "Third Party".........................................................     11

               1.66   "Toxicology Studies"..................................................     11

               1.67   "Valid Claim".........................................................     11

               1.68   "Work Plan"...........................................................     11

ARTICLE 2         PROJECT; FUNDING..........................................................     12

               2.1    Project; Project Management; Work Plan................................     12

               2.2    Project Resources and Costs...........................................     14

               2.3    Subcontracting Project Services Permitted.............................     15

               2.4    Transfer, Possession and Ownership of Project Rights..................     16

               2.5    Early Termination of Project By Lilly.................................     16

               2.6    Dissolution of the JDC................................................     18

ARTICLE 3         PRODUCT, PROJECT COMPOUND DEVELOPMENT.....................................     18

               3.1    Development of Project Compounds and/or Products......................     18

               3.2    Regulatory Filings....................................................     18

               3.3    Development Diligence.................................................     19

               3.4    Quality Assurance Audits..............................................     19

               3.5    Adverse Event.........................................................     19

               3.6    Clinical Trial Information............................................     20

ARTICLE 4         LICENSE GRANT.............................................................     20

               4.1    License to Lilly in the Course of and During the Project Term.........     20

               4.2    License to Lilly Upon the Expiration/Termination of the
                      Project...............................................................     21

               4.3    Sublicensing..........................................................     22

               4.4    Assistance............................................................     22

               4.5    No Prior License......................................................     23
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               4.6    Right to Intellectual Property........................................     23

ARTICLE 5         COMMERCIALIZATION RIGHTS..................................................     23

               5.1    Marketing and Commercialization.......................................     23

               5.2    Royalties -- Products/Post-Project Products...........................     23

                      (a)    Product - Royalty Tiers........................................     23

               5.3    Up-Front Equity Purchase..............................................     28

               5.4    Milestones............................................................     28

ARTICLE 6         LILLY OPTION TO COMPOUND 1508Y AND COMPOUND 1553A.........................     33

               6.1    Compound Option 1508Y/1553A...........................................     33

ARTICLE 7         MANUFACTURE OF PROJECT COMPOUND AND/OR PRODUCT............................     36

               7.1    Manufacturer of Project Compound and/or Product.......................     36

               7.2    Transfer of Possession of SIBIA Know-How and Project Know-How.........     36

ARTICLE 8         RECORD-KEEPING AND AUDITS.................................................     36

               8.1    Records Retention.....................................................     36

               8.2    Audit Request.........................................................     37

               8.3    Survival..............................................................     37

ARTICLE 9         INVENTIONS/KNOW-HOW.......................................................     37

               9.1    Ownership of Project Rights...........................................     37

               9.2    Project Patent Filings................................................     39

               9.3    SIBIA's Failure to Maintain SIBIA Patent Rights.......................     40

               9.4    Public Disclosure.....................................................     40

               9.5    Notice of Certification...............................................     40

               9.6    Patent Term Extensions................................................     40

ARTICLE 10        REPRESENTATIONS AND WARRANTIES............................................     41

               10.1   SIBIA Representations.................................................     41

ARTICLE 11        INFRINGEMENT OF THIRD PARTY RIGHTS........................................     43

               11.1   Notice................................................................     43

               11.2   Litigation Not Involving SIBIA Patent Rights..........................     43
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               11.3   Litigation Involving SIBIA Patent Rights..............................     44

ARTICLE 12        INFRINGEMENT BY THIRD PARTIES.............................................     44

               12.1   Notice................................................................     44

               12.2   Prosecution of Actions Involving Project Compound and/or
                      Product...............................................................     44

               12.3   Infringement of Project Rights not Involving the Project
                      Compound or Products..................................................     45

               12.4   Infringement of SIBIA Rights not Involving the Project
                      Compound or Products..................................................     46

ARTICLE 13        MUTUAL INDEMNIFICATION....................................................     46

               13.1   Responsibility and Control............................................     46

               13.2   Indemnification Claims................................................     46

               13.3   Indemnification Procedures............................................     46

ARTICLE 14        CONFIDENTIALITY...........................................................     47

               14.1   Confidentiality; Exceptions...........................................     47

               14.2   Survival..............................................................     48

ARTICLE 15        PUBLICITY.................................................................     48

               15.1   Disclosure of Agreement...............................................     48

               15.2   Terminations..........................................................     49

               15.3   Publications/Manuscripts (Information)................................     49

ARTICLE 16        TERM AND TERMINATION......................................................     49

               16.1   Term..................................................................     49

               16.2   Lilly Voluntary Termination...........................................     49

               16.3   Termination for Default...............................................     49

               16.4   Surviving Rights/Obligations..........................................     50

ARTICLE 17        SIBIA EXCLUSIVITY.........................................................     51

               17.1   SIBIA Exclusivity Obligation..........................................     51

               17.2   Lilly's First Right of Negotiation for Compounds Discovered
                      by SIBIA During the SIBIA [*] No Partnering Period....................     51

ARTICLE 18        MISCELLANEOUS.............................................................     52

               18.1   Agency................................................................     52
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* CONFIDENTIAL TREATMENT REQUESTED


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               18.2   Assignment............................................................     52

               18.3   Further Actions.......................................................     52

               18.4   Force Majeure.........................................................     52

               18.5   Notices...............................................................     53

               18.6   Amendment.............................................................     53

               18.7   Waiver................................................................     53

               18.8   Counterparts..........................................................     53

               18.9   Descriptive Headings..................................................     53

               18.10  Governing Law.........................................................     53

               18.11  Severability..........................................................     53

               18.12  Entire Agreement of the Parties.......................................     54

               18.13  Jointly Prepared......................................................     54

               18.14  Dispute Resolution....................................................     54

               18.15  Non-Solicitation of Employees.........................................     54

               18.16  Limitation of Liability...............................................     54
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                                      vi.

                                              *TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                          UNDER 17 C.F.R. SECTIONS 200.80(b)(4),
                                                            200.83 AND 240.24b-2

                             COLLABORATION AGREEMENT


        This Agreement is made and entered into as of the 25th day of May 1999 (the "Effective Date") by and between SIBIA NEUROSCIENCES, INC., a Delaware corporation, having its principal place of business at 505 Coast Boulevard South, La Jolla, California 92037-4641 ("SIBIA"), and ELI LILLY AND COMPANY, an Indiana corporation, having its principal place of business at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly"). SIBIA and Lilly are sometimes referred to herein individually as a "Party" and collectively as the "Parties", and references to "SIBIA" and "Lilly" shall include their respective Affiliates.


                                    RECITALS

        WHEREAS, Lilly is engaged in discovering, developing, manufacturing and marketing pharmaceutical products.

        WHEREAS, SIBIA is engaged in research and development involving Compound(s), and based on such research and development, SIBIA and its scientists employed thereunder possess unique skills and expertise with respect to Compound(s) which Lilly views as critical to the timely research and development of potential drug candidates derived from Compound(s) under this Agreement.

        WHEREAS, Lilly and SIBIA desire to collaborate in the research and development of Project Compound(s) and Product(s) derived therefrom and to provide for the grant by SIBIA to Lilly of certain licenses as described in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, the Parties hereto agree as follows:


                                       1.

                                    ARTICLE 1

                                   DEFINITIONS


        1. DEFINITIONS as used herein; the following terms shall have the following meanings:

               1.1 "ADVERSE EVENT" means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product, which does not necessarily have to have a causal relationship with this treatment.

               1.2 "AFFILIATE" of a Party hereto means any company or entity controlled by, controlling, or under common control with a Party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock (or other comparable ownership interest for an entity other than a corporation) is owned or controlled, directly or indirectly, by a Party or demonstrates controlling management presence (i.e., possesses the power to direct or cause the direction of the management and policies of such entity), and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock (or other comparable ownership interest for an entity other than a corporation) of a Party or demonstrates controlling management presence (i.e., possesses the power to direct or cause the direction of the management and policies of such entity).

               1.3 "ANALOG" means a compound, which is structurally closely related to a Compound in that such compound has conserved an active substructure, or any one of the active substructures of a Compound.

               1.4 "CALENDAR QUARTER" means a three-month period ending on March 31, June 30, September 30, or December 31.

               1.5 "CALENDAR YEAR" means the twelve-month period ending on December 31.

               1.6 "CANDIDATE SELECTION APPROVAL" OR "CSA" means the point in Lilly's internal development program when a potential drug candidate is approved for first human dose preparation by Lilly's Candidate Selection Approval Group, or its successor. Irrespective of the decision of the Candidate Selection Approval Group, or its successor, CSA will be deemed to have been achieved should Lilly approve a clinical protocol for first human dose safety studies with respect to a particular potential drug candidate or initiate first human dose trials.

               1.7 "cGCP" means the then current Good Clinical Practice Standards promulgated or endorsed by the FDA (or in the case of foreign jurisdictions, comparable regulatory standards), including those regulations or guidelines expressed or implied in the regulatory filings made with respect to the Product (or Post-Project Product, as the case may be) with the FDA or foreign regulatory agents.

               1.8 "cGLP" means the then current Good Laboratory Practices promulgated or endorsed by the FDA (or in the case of foreign jurisdictions, comparable regulatory


                                       2.

standards), including those procedures expressed or implied in the regulatory filings made with respect to the Product (or Post-Project Product, as the case may be) with the FDA or foreign regulatory agents.

               1.9 "cGMP" means current Good Manufacturing Practices as defined in the U.S. regulations 21 CFR Section 210 et seq., and the EEC Guide to Good Manufacturing Practices for Medicinal Products (Vol. IV Rules Governing Medicinal Products in the European Community 1992).

               1.10 "CLINICAL TRIALS" means clinical studies conducted in accordance with cGCPs in humans.

               1.11 "COMPOUND" means any compound having activity [*] at one or more nicotinic acetylcholine receptor subtypes. For avoidance of any doubt, the term Compound includes, without limitation, Project Compounds, Post-Project Compounds and Pre-Existing Compounds.

               1.12 "COMPOUND 1508Y" means the Compound identified by SIBIA internally as SIB-1508Y which is known chemically as [*].

               1.13 "COMPOUND 1508Y/1553A OPTION" shall have the meaning as set forth in Section 6.1 of this Agreement.

               1.14 "COMPOUND 1553A" means the Compound identified by SIBIA internally as SIB-1553A, which is known chemically as [*].

               1.15 "COMPULSORY LICENSE" means: (i) in the case of Project Compound and Product derived therefrom, a compulsory license under the SIBIA Rights, and/or Project Rights obtained by a Third Party through the order, decree, or grant of a competent governmental authority, authorizing such Third Party to manufacture, use, sell, offer for sale or import Project Compound and/or Product derived therefrom in a particular country; and (ii) in the case of Post-Project Compound and/or Post-Project Product derived therefrom, a compulsory license under the Post-Project Patents obtained by a Third Party through the order, decree, or grant of a competent government authority, authorizing such Third Party to manufacture, use, sell, offer for sale or import Post-Project Compound and/or Post-Project Product derived therefrom in a particular country.

               1.16 "CONTROL" means the ability to grant a license or sublicense without violating the terms of any agreement or other arrangement with any Third Party.

               1.17 "FDA" means the United States Food and Drug Administration or any successor agency having the administrative authority to regulate the approval for marketing of new human pharmaceutical or biological therapeutic products in the United States.

               1.18 "FTE RATE" means [*] Dollars per SIBIA FTE ($[*]/SIBIA FTE) for the period ending December 31, 1999. The FTE Rate for any Calendar Year thereafter shall be adjusted annually by Lilly in accordance with the annual percentage change in "Salary Budget" in the Biotech Employee Development Coalition Compensation and Benefits Survey (for the


* CONFIDENTIAL TREATMENT REQUESTED


                                       3.

previous Calendar Year, published each Calendar Year in September), or if no longer available, the Employment Cost Index for Private Industry, West Region, annual percentage change in Salary and Benefit Cost.

               1.19 "INFORMATION" means (a) techniques and data related to, involving and/or used in connection with discovery, research, development, manufacture and/or commercialization of Compound, Project Compound and/or product derived therefrom including, without limitation, ideas, inventions (including patentable inventions), practices, methods, knowledge, know-how, trade secrets, skill, experience, documents, apparatus, clinical and regulatory strategies, test data, including pharmacological, toxicological and clinical test data, analytical and quality control data, manufacturing, patent and legal data or descriptions and (b) devices, chemical formulations, compositions of matter, product samples, assays, cell lines, vectors, screening techniques, database structures and data analysis methods related to, involving and/or used in connection with the discovery, research, development, manufacture and/or commercialization of Compound, Project Compound and any product derived therefrom.

               1.20 "INITIAL PROJECT TERM" shall have the meaning as set forth in Section 2.1(a) of this Agreement.

               1.21 "JOINT DEVELOPMENT COMMITTEE" OR "JDC" shall have the meaning as set forth in Section 2.1(c) of this Agreement.

               1.22 "MAJOR EUROPEAN COUNTRIES" means France, Germany, Italy, Spain and United Kingdom.

               1.23 "MAJOR MARKET" means each of the following: (1) Major European Countries; (2) Japan and; (3) the United States. "Major Markets" means all of the aforementioned.

               1.24 "MEIJI" means Meiji Seika Kaisha, Ltd., or successors thereto.

               1.25 "MEIJI BACKUP OPTION" means an option that Meiji has under limited circumstances described in the Meiji/SIBIA Contract whereby Meiji may obtain certain rights solely in the Meiji Field for the Meiji Territory for a particular Compound that SIBIA owns or has rights to sublicense to Meiji.

               1.26 "MEIJI COMPOUND 1508Y RIGHTS" shall have the meaning as set forth in Section 6.1(b) of this Agreement.

               1.27 "MEIJI FIELD" means the pharmaceutical use in humans for the treatment of Parkinson's disease and any other neurodegenerative, neurological or behavioral disorders in humans.

               1.28 "MEIJI/SIBIA CONTRACT" means the certain development and license agreement entered into by and between SIBIA and Meiji, dated February 28, 1997, specifically excluding any amendments thereto.


                                       4.

               1.29 "MEIJI TERRITORY" shall mean Japan, Brunei, Burma, Cambodia, China, Indonesia, Malaysia, Laos, Korea, Singapore, Taiwan, Thailand, and Vietnam.

               1.30 "NDA" means the single application or set of applications (and any other required registrations, notifications or forms) for Products (or Post-Project Products, as the case may be) and/or pre-market approval to make and sell commercially Product (or Post-Project Products, as the case may be), filed by Lilly with the FDA.

               1.31 "NET SALES" shall mean, with respect to a Product (or Post-Project Product, as the case may be), the gross amount invoiced by Lilly (including an Affiliate and/or sublicensee of Lilly) to Third Parties, for the Product (or Post-Project Product, as the case may be) in the Territory, less:

                      [*]

        Such amounts shall be determined from the books and records of Lilly maintained in accordance with GAAP consistently applied. Lilly further agrees in determining such amounts, it will use Lilly's then current standard procedures and methodology, including Lilly's then current standard exchange rate methodology for the translation of foreign currency sales into U.S. Dollars.

        In the event that the Product (or Post-Project Product, as the case may be) is sold as part of a Combination Product (where "Combination Product" means any pharmaceutical product which comprises the Product (or Post-Project Product, as the case may be) and other active compound(s) and/or ingredients), the Net Sales of the Product (or Post-Project Product, as the case may be), for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales of the Combination Product (as defined in the standard Net Sales definition) by the fraction, A / (A+B) where A is the weighted average sale price of the Product


* CONFIDENTIAL TREATMENT REQUESTED

                                       5.

(or Post-Project Product, as the case may be) when sold separately in finished form, and B is the weighted average sale price of the other product(s) sold separately in finished form.

        In the event that the weighted average sale price of the Product (or Post-Project Product, as the case may be) can be determined but the weighted average sale price of the other product(s) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted average sale price of the Product (or Post-Project Product, as the case may be) when sold separately in finished form and C is the weighted average selling price of the Combination Product.

        In the event that the weighted average sale price of the other product(s) can be determined but the weighted average sale price of the Product (or Post-Project Product, as the case may be) cannot be determined, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus B / C where B is the weighted average sale price of the other product(s) when sold separately in finished form and C is the weighted average selling price of the Combination Product.

        In the event that the weighted average sale price of both the Product (or Post-Project Product, as the case may be) and the other product(s) in the Combination Product cannot be determined, the Net Sales of the Product (or Post-Project Product, as the case may be) shall be deemed to be equal to [*] percent ([*]%) of the Net Sales of the Combination Product.

        The weighted average sale price for a Product (or Post-Project Product, as the case may be), other product(s), or Combination Product shall be calculated once each Calendar Year and such price shall be used during all applicable royalty reporting periods for the entire following Calendar Year. When determining the weighted average sale price of a Product (or Post-Project Product, as the case may be), other product(s), or Combination Product, the weighted average sale price shall be calculated by dividing the sales dollars (translated into U.S. dollars) in the Major Markets by the units of active ingredient sold during the twelve (12) months (or the number of months sold in a partial calendar year) of the preceding Calendar Year for the respective Product (or Post-Project Product, as the case may be) in the Major Markets, other product(s), or Combination Product. In the initial Calendar Year, a forecasted weighted average sale price will be used for the Product (or Post-Project Product, as the case may be), other product(s), or Combination Product. Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

               1.32 "NONPRODUCT PROJECT RIGHTS" shall have the meaning as set forth in Section 9.1(b) of this Agreement.

               1.33 "PATENT" means Letters Patent and utility models including any extension, registration, confirmation, reissue, re-examination, Supplementary Protection Certificate or renewal thereof including, without limitation any foreign equivalents thereof.

               1.34 "PATENT APPLICATION" means an application for a Patent.


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
               1.35 "PHASE II CLINICAL TRIALS" shall mean human clinical trials conducted in patients anywhere in the world with a Product in accordance with cGCP to demonstrate efficacy and a level of safety in the particular indication tested, as well as to obtain some indication of the unit and/or daily dosage regimen required.

               1.36 "PHASE III CLINICAL TRIALS" shall mean large scale human clinical trials conducted in patients anywhere in the world in accordance with cGMP and intended to generate data concerning the efficacy and a level of safety in the particular indication tested sufficient to obtain Regulatory Approval of Product (or Post-Project Product, as the case may be). Phase III Clinical Trials include, without limitation, "bridging studies" which allow submission in a target country of clinical data generated from phase III studies completed in other countries to be submitted in lieu of repeating phase III studies in target country.

               1.37 "POST-PROJECT COMPOUNDS" means Compounds (and any Analogs, homologs or enantiomers thereof) identified, discovered or invented by Lilly (alone or in conjunction with a Third Party) by using SIBIA Rights licensed to Lilly under Section 4.2(c) of this Agreement during the Post-Project Identification Period.

               1.38 "POST-PROJECT IDENTIFICATION PERIOD" means, the period (a) commencing upon the expiration/termination of the later of either: (i) the Project Term, or (ii) SIBIA [*] No Partnering Period, if applicable, and (b) ending [*] years after the Effective Date.

               1.39 "POST-PROJECT PATENTS" means Patents and Patent Applications that were Controlled by Lilly (or claim priority to a Patent Application that was Controlled by Lilly) during the Post-Project Identification Period. For avoidance of any doubt, any Patent Applications filed after the expiration of the Post-Project Identification (or Patents that issue therefrom) that were neither: (i) Controlled by Lilly during the Post-Project Identification Period nor (ii) claim priority to a Patent Application that was Controlled by Lilly during the Post-Project Identification Period, are specifically excluded from Post-Project Patents.

               1.40 "POST-PROJECT PRODUCTS" means any and all pharmaceutical preparations ready for administration to the ultimate consumer and any and all non-pharmaceutical consumption (including, without limitation, use in connection with plants and animals) prepared from Post-Project Compound(s).

               1.41 "POST-PROJECT PRODUCT ROYALTY PERIOD" means the period (a) commencing on Product Launch of a particular Post-Project Product in the particular country at issue until the later of either: (i) the expiration date of the last-to-expire of a Valid Claim of any Post-Project Patents (including, without limitation, composition of matter or formulation Patents contained therein) existing in such country at issue which covers the manufacture, use or sale of the particular Post-Project Product at issue in such a manner that the manufacture, use or sale of such Post-Project Product by Lilly in such country would constitute infringement of such Post-Project Patents but for Lilly's Control thereof or (ii) ten years from Product Launch. Furthermore, notwithstanding anything to the contrary in this Agreement, for those Net Sales during the Post-Project Product Royalty Period in the Territory which are not protected from competition by a Valid Claim of a Post Project Patent (including, without limitation, composition of matter or formulation Patents contained therein) covering the manufacture, use or sale of Post-


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                                       7.

Project Product, the royalty sums due from Lilly on such Net Sales shall be [*] percent ([*]%) of the royalty sums otherwise due with respect to Post-Project Products under Section 5.2 of this Agreement.

               1.42 "PRE-EXISTING COMPOUND" means those Compounds identified on
Schedule 1.42 of this Agreement that have not become Project Compounds, in the course of the Project and during the Project Term as described in this Section
1.42 of this Agreement. In the event that either Lilly and/or SIBIA have directed any research and/or development efforts in the course of the Project during the Project Term to a particular Pre-Existing Compound and such Pre-Existing Compound has (prior or during the Project Term) either shown: (i) efficacy in an animal model as determined in good faith by the JDC or (ii) efficacy through other means as determined in good faith by the Parties, then such Pre-Existing Compound shall become a Project Compound and; therefore, such Compound shall no longer be a Pre-Existing Compound.

               1.43 "PRODUCT(S)" means any and all pharmaceutical preparations ready for administration to the ultimate consumer and any and all non-pharmaceutical consumption (including, without limitation, use in connection with plants and animals) prepared from Project Compound(s).

               1.44 "PRODUCT DECISION" means a decision made by Lilly's portfolio management committee, or equivalent successor thereof, after completion of Phase II Clinical Trials that the Project Compound (or Post-Project Compound, as the case may be) tested in such trials continues to be a viable pharmaceutical candidate for the treatment of the primary indication and that, therefore, Phase III Clinical Trials on such Project Compound (or Post-Project Compound, as the case may be) are warranted. Irrespective of the decision of the portfolio management committee, or successor thereto, a Product Decision will be deemed to have been achieved should a Project Compound (or Post-Project Compound, as the case may be) enter Phase III Clinical Trials.

               1.45 "PRODUCT LAUNCH" means the first commercial sale of Product (or Post-Project Product, as the case may be) by Lilly or its sublicensees in the country at issue following final Regulatory Approval for marketing of the Product (or Post-Project Product, as the case may be) in such country.

               1.46 "PRODUCT PROJECT RIGHTS" shall have the meaning as set forth in Section 9.1(a) of this Agreement.

               1.47 "PRODUCT ROYALTY PERIOD" means the period commencing on Product Launch of a particular Product in the particular country at issue until the later of the expiration date of the last-to-expire of either: [*]


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                                       8.

[*]

               1.48 "PROJECT" shall have the meaning as set forth in Section 2.1(a) of this Agreement.

               1.49 "PROJECT COMPOUND" shall means: (i) Compound(s) (and any Analogs, homologs or enantiomers thereof) that are identified, discovered, invented, and/or developed by SIBIA or Lilly (separately or jointly, as well as including any subcontractors and/or agents thereof) using the SIBIA Rights in the course of the Project and during the Project Term and (ii) Compound(s) (and any Analogs, homologs or enantiomers thereof) that are identified, discovered and/or invented and/or developed by Lilly using SIBIA Rights during SIBIA One Year No Partnering Period, if applicable. For avoidance of any doubt, Project Compounds include Pre-Existing Compounds (and any Analogs, homologs or enantiomers thereof) as described in Section 1.42 of this Agreement.

               1.50 "PROJECT KNOW-HOW" means all Information that is identified, discovered, invented, acquired and/or developed after the Effective Date by Lilly and/or SIBIA (separately or jointly, as well as including any subcontractors and/or agents thereof) in the course of the Project and during the Project Term. Project Know-How does not include Project Patent Rights. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that Project Know-How specifically excludes: (i) any and all Information and/or any other technology and know-how owned or controlled by Lilly as of the Effective Date and any improvements made by Lilly thereto except for (and only to the extent that) improvements made by Lilly that are identified, discovered, invented, acquired and/or developed after the Effective Date in the course of the Project and during the Project Term that cover the manufacture, use or sale of Project Compound or Product derived therefrom which include, without limitation, composition of matter and formulation know-how that covers Project Compound or Product derived therefrom and (ii) SIBIA Know-How as defined herein.

               1.51 "PROJECT PATENT RIGHTS" means the rights granted by any governmental authority under any Patents that issue from the Patent Applications that claim Information identified, discovered, invented, acquired and/or developed by Lilly and/or SIBIA (separately or jointly, as well as including any subcontractors and/or agents thereof) in the course of the Project and during the Project Term, wherein said Patents and/or Patent Application are acquired, filed or claim priority to an application filed by Lilly in accordance with
Section 9.2 of this Agreement after the Effective Date and on or before the expiration/termination of the Project Term. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that Project Patent Rights specifically excludes: (i) any and all Patents and Patent Applications that claim Information and/or any other technology and know-how owned or controlled by Lilly as of the Effective Date and any improvements made by Lilly thereto except for (and only to the extent that) improvements made by Lilly that are identified, discovered, invented, acquired and/or developed after the Effective Date in the course of the Project and during the Project Term that cover the manufacture, use or sale of Project Compound or Product derived therefrom which include, without limitation, composition of matter and formulation


* CONFIDENTIAL TREATMENT REQUESTED

                                       9.

Patents that cover Project Compound or Product derived therefrom and (ii) SIBIA Patent Rights as defined herein.

               1.52 "PROJECT RIGHTS" shall mean Project Patent Rights and Project Know-How.

               1.53 "PROJECT TERM" shall have the meaning as set forth in
Section 2.1(a) of this Agreement.

               1.54 "REGULATORY APPROVAL" means: (a) in the United States, market clearance from the FDA of an NDA, or similar application for marketing approval, and satisfaction of any related applicable FDA registration and notification requirements (if any) and (b) in any Major Market country other than the United States, approval by regulatory authorities having jurisdiction over such country of a single application or set of applications comparable to an NDA and satisfaction of any related applicable regulatory and notification requirements, if any, together with any other approval necessary to make and sell pharmaceuticals commercially in such country.

               1.55 "SERIOUS ADVERSE EVENT" means any Adverse Event with the following conditions: death, life threatening, hospitalization, permanent disability, congenital anomaly, or cancer or other important medical events that may not be immediately life-threatening or result in death or hospitalization, but may jeopardize the patient or may require intervention to prevent one of the other serious outcomes listed in this definition.

               1.56 SIBIA CHANGE OF CONTROL" means when (a) any Person becomes, after the Effective Date, the beneficial owner, directly or indirectly, of more than sixty percent (60%) of the outstanding securities of SIBIA having a right to vote in the election of its board of directors or (b) SIBIA is involved in a reorganization, merger or consolidation, except a "Change of Control" will not have occurred if, after the transaction, forty percent (40%) or more of the outstanding voting securities of the Person acquiring the voting securities of SIBIA or resulting or surviving from the reorganization, merger or consolidation are owned by the same shareholders in the same proportion as they own SIBIA voting securities immediately prior to such transaction. Moreover, for purposes of this Section 1.56 of this Agreement, the term "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so permits. Finally, for purposes of this Section 1.56 of this Agreement, the term "Entity" shall mean any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, estate, business trust, cooperative or association or any other organization that is not a natural Person.

               1.57 "SIBIA FTE" means a full-time scientific person year, equivalent to the time and effort employed by a dedicated scientist or researcher, consistent with normal business practices. For SIBIA, an FTE is equivalent to 45 weeks of full-time effort by a dedicated scientist or researcher. Except as the JDC may otherwise agree in writing, SIBIA employees assigned to the Project shall all have an educational level of at least a Bachelor Degree in science or its equivalent and such additional educational level of M.D., Ph.D., D.V.M., or equivalent level as is prudent to staff the Project and subject to JDC review as described in Section 2.1 of


                                      10.

this Agreement. Scientific work on or directly related to the Project to be performed by SIBIA employees can include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, attending scientific meetings and conferences related to the Project, managing and leading scientific staff, and carrying out Project management duties (including service on the Joint Development Committee).

               1.58 "SIBIA KNOW-HOW" means all Information that is Controlled by SIBIA as of the Effective Date of this Agreement. SIBIA Know-How does not include SIBIA Patent Rights.

               1.59 "SIBIA [*] NO PARTNERING PERIOD" shall have the meaning as set forth in Article 17 of this Agreement.

               1.60 "SIBIA PATENT RIGHTS" means the rights granted by any governmental authority under (a) the Patents listed in Schedule 1.60(a), (b) any Patents that issue from the Patent Applications listed in Schedule 1.60(b), and
(c) any other Patent that claims Information which Patent is Controlled by SIBIA as of the Effective Date. SIBIA Patent Rights shall specifically exclude United States Patents 5,401,629 and 5,436,128 and their domestic and foreign counterparts, as well as the SIBIA Screening Machine.

               1.61 "SIBIA RIGHTS" means SIBIA Patent Rights and SIBIA Know-How.

               1.62 "SIBIA SCREENING MACHINE" means the certain screening machine Controlled by SIBIA as described in United States patent 5,670,113, together with its domestic and foreign counterparts.

               1.63 "STOCK PURCHASE AGREEMENT" means that certain stock purchase agreement by and between SIBIA and Lilly entered into as of the Effective Date herewith and is in substantially the same form as the stock purchase agreement attached hereto as Schedule 5.3 of this Agreement.

               1.64 "TERRITORY" means the entire world excluding the Meiji Territory solely for the particular Compound and any product derived therefrom for the Meiji Field under limited circumstances whereby pursuant to Sections 4.1(b), 4.2(b) or Article 6, as applicable, Lilly's exclusive licenses granted under Sections 4.1(a) and 4.2(a) (or Article 6, in the case of Compound 1508Y) excludes such Compound and any product derived therefrom solely in the Meiji Territory for the Meiji Field as described in greater detail herein.

               1.65 "THIRD PARTY" means any person or entity other than Lilly, SIBIA, an Affiliate or sublicensee of either of them.

               1.66 "TOXICOLOGY STUDIES" means all toxicology and absorption, distribution, metabolism and elimination (ADME) studies which are needed to conduct Clinical Trials and apply for Regulatory Approval with respect to a Product in the Territory.

               1.67 "VALID CLAIM" means any claim issued in an unexpired Patent which has not been held unenforceable, unpatentable or invalid by a decision of a court or other


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                                      11.

governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer.

               1.68 "WORK PLAN" shall have the meaning as set forth in Section 2.1(d) of this Agreement.


                                    ARTICLE 2

                                PROJECT; FUNDING

               2.1 PROJECT; PROJECT MANAGEMENT; WORK PLAN.

                      (a) THE PROJECT. In accordance with the terms of this Agreement during the Project Term, Lilly and SIBIA will engage in a joint research and development program focused on maximizing the discovery and development of Project Compounds and/or Products derived therefrom (the "Project"), in accordance with the then-current Work Plan. The Project shall commence upon the Effective Date and shall expire three years (3) years thereafter (the "Initial Project Term") unless and until: (i) the Project is discontinued early by Lilly in accordance with Section 2.5 of this Agreement;
(ii) this Agreement is terminated in accordance with Article 16 of this Agreement; or (iii) the Project is extended in accordance with Section 2.1(b) of this Agreement (collectively the "Project Term"). Upon the expiration or termination of the Project Term, the obligations to fund and conduct research under the Project shall terminate except to the extent that funding obligations have accrued prior to such expiration and/or termination.

                      (b) EXTENSION OF PROJECT. Lilly, at its sole discretion, may extend the Initial Project Term for one (1) additional year under the same terms and conditions described herein, provided Lilly notifies SIBIA, in writing, of its decision to extend the Project at least one hundred and eighty
(180) days prior to the expiration of the Initial Project Term.

                      (c) JOINT DEVELOPMENT COMMITTEE. To plan and manage work on the Project, Lilly and SIBIA shall promptly organize a Joint Development Committee ("JDC"), with an equal number of representatives from each Party, provided that representatives from each Party shall not exceed three (3) representative members. One member from each Party will be selected by the sponsoring Party to be co-chairperson of the JDC. During the Project, each Party will provide the other with quarterly status reports summarizing their efforts under the Agreement as described in Section 2.1(e) of this Agreement. The Parties will hold regular meetings of the JDC (no fewer than four (4) annually), the location of such meetings to alternate between SIBIA's and Lilly's offices unless otherwise agreed by the Parties, to review the Project and to plan future activities under the Agreement. Consultants and non-JDC member employees of the Parties may attend meetings of the JDC as required to further the Project. Minutes of all such meetings setting forth decisions of the JDC relative to the Project will be prepared. Responsibility for the minutes and hosting of such meeting will alternate between the Parties, the hosting Party being responsible for the minutes of the first meeting, but minutes will not become official until agreed upon by the co-chairpersons. Each Party will bear all expenses associated


                                      12.

with attendance of its employees and consultants at such meetings. Each Party will have reasonable access on an informal basis to the other's personnel assigned to the Project. The JDC, further, shall have the ability to set up subcommittees, as appropriate, in order to further manage the Project. Such subcommittees shall meet either in person or by telephone as often as needed in order to expedite work on the Project.

                      (d) WORK PLAN. The JDC will be responsible for the preparation, modification (if appropriate) and implementation of a detailed work plan reasonably necessary to carry out the Project as contemplated under this Agreement ("Work Plan"), including, without limitation, determining the number and composition of SIBIA FTEs and Lilly personnel required to implement such Work Plan. The Work Plan shall, among other things, include: (i) a detailed annual plan including intermediate milestones to be accomplished throughout the year together with a budget and determination of required SIBIA FTEs and Lilly personnel (composition thereof) necessary to carry out such annual plan and (ii) a budget plus a general plan for the years thereafter through the expiration of the Initial Project Term, and extensions thereof, if applicable.

                           (i) 1999 Work Plan. For the time period between the
Effective Date and December 31, 1999, Lilly and SIBIA shall work according to the Work Plan for Calendar Year 1999. A detailed Work Plan for Calendar Year 1999 will be attached within twenty-one calendar days of the Effective Date as
Schedule 2.1(d).

                           (ii) Subsequent Work Plan. By September 30, 1999, and
by September 30 of each Calendar Year subsequent to 1999 during the Project Term, the JDC shall prepare the Work Plan for the work to be conducted under the Project for the Calendar Year immediately following the most recent Calendar Year. Such Work Plan, once approved by both Parties, shall define the collaborative work of the Parties under the Project involving and related to the joint research and development of Project Compound and/or Product derived therefrom and the budget for accomplishing such work. Such collaborative work under the Project shall be conducted pursuant to the terms and conditions of this Agreement.

        Modifications to either Party's portion of the Work Plan may be made during the course of the Calendar Year at issue by agreement of the JDC. Without limiting the foregoing, the JDC, at its discretion, may review the qualifications of the personnel assigned to the Project to determine whether such personnel are reasonably qualified to perform the work assigned thereto. Either Party may, upon notifying the other, substitute a senior scientist or other manager for its representatives on the JDC for purposes of this Section 2.1(d) of the Agreement.

                      (e) QUARTERLY STATUS REPORTS. During the Project Term, each Party shall also provide the JDC with a quarterly status report that generally summarizes research and development efforts conducted by such Party under the Project during such Calendar Quarter at issue, including, without limitation, a general summary of important events and/or milestones achieved, personnel changes, learning points and other matters that the JDC may deem appropriate, together with a general description of Project Rights, if any, discovered, invented, developed and/or conceived during the particular Calendar Quarter at issue.

                      (f) JDC DECISIONS. Decisions by the JDC will be decided by unanimous vote. Each Party shall have one (1) vote to be cast by the co-chairperson of each


                                      13.

Party after consultation with the other JDC members of their Party. If the JDC fails to reach a unanimous decision, such decision shall be made in accordance with the provisions of Section 2.1(g) of this Agreement.

                      (g) DISAGREEMENTS REGARDING PROJECT AND/OR WORK PLAN THEREUNDER. Except for limitations regarding reductions pertaining to SIBIA FTE staffing by SIBIA employees of the Project as described in Section 2.2(b) of this Agreement, if the JDC fails to reach a unanimous decision on any issues related to the Project and/or Work Plan including, without limitation, the implementation of the research and development efforts thereunder, the JDC shall refer the decision regarding such matter to the Executive Vice President and Chief Scientific Officer of SIBIA (or successor position), and the Neuroscience Vice President of Lilly Research Laboratories (or any successor position having similar responsibility for Lilly's neuroscience products) who shall, as soon as practicable, attempt in good faith to resolve the dispute and, thereby, make the decision on the JDC's behalf. If such dispute is not resolved within thirty (30) days of the first written request for resolving such disagreement, the matter shall be referred to the Executive Vice President of Science and Technology of Eli Lilly and Company (or successor position thereof) who shall make the final decision regarding such matter.

                      (h) USE OF SCREENING MACHINE DURING PROJECT. During the Project Term and in the course of the Project, SIBIA hereby agrees that the SIBIA Screening Machine shall be made reasonably available for all Project purposes that the JDC may deem appropriate including, without limitation, using the SIBIA Screening Machine to identify, screen and/or discover Compounds.

               2.2 PROJECT RESOURCES AND COSTS.

                      (a) FTE Funding and Reimbursement of Third Party Costs. In accordance with Section 2.2(d) Lilly agrees to reimburse SIBIA for work performed under the Project by SIBIA FTEs based on the FTE Rate.

        In addition, in the event that Third Parties are utilized by SIBIA with respect to the Project, in accordance with Section 2.3 of this Agreement, Lilly shall only reimburse SIBIA actual costs incurred in connection with such Third Parties (i.e., no mark up with respect to Third Party cost incurred by SIBIA), as opposed to reimbursement through the FTE Rate.

                      (b) FTE LIMITATIONS. Notwithstanding anything to the contrary in this Agreement, Lilly may, in its sole discretion, at any time after twelve (12) months after the Effective Date, reduce SIBIA FTEs as Lilly deems appropriate, provided that under no circumstance shall SIBIA FTEs be reduced below [*] SIBIA FTEs during the Project Term.

                      (c) INVOICE. Within thirty (30) days prior to the end of each Calendar Quarter, SIBIA shall provide Lilly with an invoice estimating SIBIA FTEs and detailing Third Party costs that will be incurred by SIBIA with respect to such Calendar Quarter as described in Section 2.3(a) of this Agreement (e.g., first invoice due thirty (30) days prior to July 1, 1999). Such SIBIA FTE estimate will include the names of the employees working on the Project and the estimated percentage of time that each employee will spend on the Project with respect to the


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                                      14.

Calendar Quarter at issue and identification of those employees that are based in the United States and the rationale for estimating time spent on the Project during such Calendar Quarter. Within thirty (30) days of the end of each twelve
(12) month anniversary of the Effective Date, SIBIA shall provide Lilly with an actual account of SIBIA FTE efforts including the actual time spent by each employee and their names together with identifying each employee that is based in the United States (the "Actual Accounting"). In the event the Actual Accounting reflects that Lilly has overpaid SIBIA for SIBIA FTE efforts employed during the particular twelve (12) month period at issue, such overpayment shall be credited to Lilly for the next payment due under Section 2.2(d) or promptly refunded to Lilly in the event (and to the extent) such overpayment exceeds the next payment due hereunder.

        Lilly, or its representatives, shall have the right to audit SIBIA records with respect to such reports, in accordance with Section 8.2 of this Agreement. Lilly shall be entitled to any tax credits due on account of research and development expenses, to the extent permitted by law, for the funds paid to SIBIA by Lilly under this Agreement.

                      (d) PROJECT PAYMENTS. Except to the extent that Lilly has already prepaid for research and development efforts conducted under the Project (and any overpayment credited amount as described in Section 2.2(c)) as described in Section 2.2(e) of this Agreement, Lilly shall make the payments due under this Section 2.2 on a Calendar Quarter basis due to SIBIA within thirty
(30) days after Lilly's receipt of the invoice as described in Section 2.2(c) of the Agreement.

                      (e) PRE-PAYMENTS OF FINAL PROJECT FUNDING. Within thirty
(30) days of the Effective Date, Lilly shall make a payment to SIBIA of an amount equal to [*] dollars ($[*]) as a prepayment (the "Prepayment Amount") of certain research and development efforts to be conducted by SIBIA under the Project for the last portion ("Prepaid Project Portion") of the final Calendar Quarter(s) of the Project. To the extent that such Prepayment Amount exceeds the actual payment obligation owed by Lilly to SIBIA under Section 2.2(a) of this Agreement for such Prepaid Project Portion of the Project, SIBIA shall refund to Lilly such excess within thirty (30) days after the expiration/termination of the Project Term.

        As part of the Work Plan for the final Calendar Year, the JDC shall attempt to approximate as close as possible what portion of the final Calendar Year shall be the Prepaid Project Portion with the intent of matching and offsetting Lilly funding obligation for such portion of the final Calendar Year as close as possible so as to minimize and to the extent possible eliminate any amount of refund that SIBIA might be required to make to Lilly as described above in this Section 2.2(e) of this Agreement.

                      (f) [*]

               2.3 SUBCONTRACTING PROJECT SERVICES PERMITTED. The Parties acknowledge and agree that portions of the work involved in the Project may be performed on behalf of either


* CONFIDENTIAL TREATMENT REQUESTED


                                      15.

Party by Third Parties, provided that prior to any subcontract by either Party
(a) the JDC shall have previously approved such Third Party in accordance with
Section 2.1(f) and (g), as applicable, and (b) Lilly has approved the cost associated therewith, and (c) SIBIA and/or Lilly have obtained written confidentiality agreements with the subcontractors and written assignments of all patent rights and know-how that such subcontractors may develop by reason of work performed under this Agreement, (which shall be Project Rights and, as such, shall be assigned to the appropriate Party in accordance with the ownership provisions of Section 9.1 of this Agreement), and (d) if the work under the Project which either Party desires to subcontract is required to be performed according to cGLPs, cGCPs and/or cGMPs, as may be applicable, then either the subcontracting of the work must be provided for in an already approved Work Plan or the JDC must have approved such work in accordance with
Section 2.1(f) and (g) of this Agreement. In reimbursing SIBIA for the costs incurred by SIBIA associated with such Third Parties' work, SIBIA shall provide Lilly with all reasonable documentation of such costs as may be required by Lilly. Furthermore, notwithstanding anything to the contrary in this Agreement, under no circumstance shall SIBIA's compensation/reimbursement under this Agreement with respect to costs incurred by SIBIA in connection with Third Parties performing service for Project purposes result in a profit to SIBIA (i.e., such costs shall be reimbursed at no mark up).

               2.4 TRANSFER, POSSESSION AND OWNERSHIP OF PROJECT RIGHTS. Consistent with the ownership provision of Section 9.1 with respect to Project Rights, within thirty days (30) after the expiration/termination of the Project Term, to the extent not already transferred in accordance with this Agreement under Section 9.1 or otherwise, SIBIA shall disclose and transfer ownership (joint or sole, as appropriate in accordance with Section 9.1 of this Agreement) to Lilly of all Information encompassed in Project Rights including, without limitation, all quantities of Project Compound(s) and/or Product(s) that SIBIA may have in its possession at such time, together with Information encompassed in SIBIA Patent Rights and SIBIA Know-How reasonably necessary and/or useful to practice the license granted to Lilly under Section 4.2 of this Agreement.

               2.5 EARLY TERMINATION OF PROJECT BY LILLY. Lilly may, at its sole election, terminate the Project (as opposed to the Agreement) under the following circumstances

                      (a) After 21-Months. At any time after (21) months after the Effective Date and only during the Initial Project Term, Lilly may, with or without cause, terminate the Project by providing SIBIA with ninety (90) days prior written notice of the same, at which time such termination shall be effective. During such ninety (90) day period, SIBIA shall appropriately commence wind down efforts including reasonable termination of its efforts under the Project and Lilly shall be responsible for expenses incurred under the Work Plan for such period but only to the extent that such expenses are unavoidable and non-cancelable expenses (excluding personnel costs which shall be handled in accordance with Section 2.2(a) herein pertaining to SIBIA FTEs for such ninety
(90) day period) necessary to bring the Project efficiently to closure including necessary expenses associated with non-cancelable commitments and cash outlays in connection with Third Party reimbursement as described in Section 2.3, even if such Third Party expenditures are paid after such ninety (90) day period provided such expenses arise out of commitments incurred prior to Lilly's termination notice as described in this Section 2.5(a) of this Agreement.


                                      16.

        Upon such notice of termination, SIBIA will use commercially reasonable efforts to mitigate all such wind down expenses including, upon Lilly's request, SIBIA will, to the extent possible, use its commercially reasonable efforts to re-deploy personnel on the Project to other SIBIA research efforts thus, mitigating SIBIA FTE expenditures incurred under Section 2.2(a) hereunder. For avoidance of any doubt, during such ninety (90) day termination period, to the extent SIBIA personnel are assigned to the Project and cannot be re-deployed by SIBIA as described above, it is understood that such employees shall continue to be committed to the current goals of the Project which at such time may be, among other things, to wind down the Project as efficiently as possible. Moreover, notwithstanding anything to the contrary in this Agreement, under no circumstance, shall Lilly have any obligation to fund any SIBIA FTEs under
Article 2 of this Agreement (or any other provision of this Agreement) beyond the effective date of the termination of the Project as described in this
Section 2.5(a) of this Agreement.

        Finally, in the event, that the Project is terminated under this Section 2.5(a), the licenses as set forth in Section 4.1 and 4.2(c) of this Agreement shall terminate as of the effective date of such termination under this Section 2.5(a). All other license rights granted to Lilly hereunder shall survive subject to applicable royalties and milestone obligations as described in this Agreement.

                      (b) SIBIA CHANGE OF CONTROL. After written notice by SIBIA to Lilly that a proposed SIBIA Change of Control may occur, Lilly shall be entitled to an evaluation period of forty-five (45) days prior to the completion of such proposed SIBIA Change of Control ("Evaluation Period"). During the Evaluation Period, Lilly agrees to discuss with SIBIA (or proposed successor) whether the continuation of the Project is appropriate given the proposed SIBIA Change of Control, provided, it is understood, that the ultimate decision of whether to continue or terminate the Project in accordance with Section 2.5(b) is within Lilly's sole discretion.

        Notwithstanding the foregoing, at any time within thirty (30) days after the occurrence of the SIBIA Change of Control, Lilly may terminate the Project (as opposed to the Agreement) by providing SIBIA with thirty (30) days prior written notice of the same, at which time such termination shall be effective. During such thirty (30) day notice of termination period, SIBIA (or its successors) shall appropriately commence wind down efforts including reasonable termination of its efforts under the Project and Lilly shall be responsible for expenses incurred under the Work Plan for such period but only to the extent that such expenses are unavoidable and non-cancelable expenses (excluding personnel costs which shall be handled in accordance with Section 2.2(a) herein pertaining to SIBIA FTEs for such thirty (30) day period) necessary to bring the Project efficiently to closure including necessary expenses associated with non-cancelable commitments and cash outlays in connection with Third Party reimbursement as described in Section 2.3 but only to the extent that such expenses are incurred during such thirty (30) day notice of termination period and specifically excluding any Third Party expenditures that are paid after such thirty (30) day notice of termination period even if such expenses arise out of commitments incurred prior to Lilly's termination notice as described in this
Section 2.5(b) of this Agreement.


                                      17.

        Upon such notice of termination, SIBIA (or its successor) will use commercially reasonable efforts to mitigate all such wind down expenses including, upon Lilly's request, SIBIA (or its successor) will, to the extent possible, use its commercially reasonable efforts to re-deploy personnel on the Project to other SIBIA (or its successor) research efforts thus, mitigating SIBIA FTE expenditures incurred under Section 2.2(a) hereunder. For avoidance of any doubt, during such thirty (30) day notice of termination period, to the extent SIBIA personnel are assigned to the Project and cannot be re-deployed by SIBIA as described above, it is understood that such employees shall continue to be committed to the current goals of the Project which at such time may be, among other things, to wind down the Project as efficiently as possible. Moreover, notwithstanding anything to the contrary in this Agreement, under no circumstance, shall Lilly have any obligation to fund any SIBIA FTEs under
Article 2 of this Agreement (or any other provision of this Agreement) beyond the effective date of the termination of the Project under this Section 2.5(b) of this Agreement.

        Finally, in the event, that the Project is terminated under this Section 2.5(b), the licenses as set forth in Section 4.1 and 4.2(c) of this Agreement shall terminate as of the effective date of such termination under this Section 2.5(b). All other license rights granted to Lilly hereunder shall survive subject to applicable royalties and milestone obligations as described in this Agreement.

               2.6 DISSOLUTION OF THE JDC. Except as the Parties may otherwise agree in writing, once the Project Term has expired/terminated, the JDC shall dissolve.


                                         ARTICLE 3

                           PRODUCT, PROJECT COMPOUND DEVELOPMENT

               3.1 DEVELOPMENT OF PROJECT COMPOUNDS AND/OR PRODUCTS. During the Project Term, SIBIA and Lilly shall have joint responsibility for general research and development of Compounds, Project Compounds and Products including, without limitation, any necessary analytical methods for assaying/approving same, under the Work Plan. During the Project Term and thereafter, Lilly, by itself or through a Third Party, shall have the sole right and primary responsibility to organize, manage, conduct and fund all Toxicology Studies and Clinical Trials for Project Compounds (and Products derived therefrom) in the Territory. To assist Lilly in conducting such Toxicology Studies and Clinical Trials, as information becomes available under the Project during the Project Term, SIBIA will promptly provide to Lilly any and all Information/documentation that would reasonably useful in assisting Lilly in conducting such Toxicology Studies and Clinical Trials including, without limitation, any and all information that may be required by regulatory authorities or that may be useful in manufacturing Project Compound and/or Product.

               3.2 REGULATORY FILINGS. Lilly, its sublicensees or Affiliates shall have the sole right and responsibility for the preparation of any regulatory filings required in order to conduct Clinical Trials on Project Compounds and Products derived therefrom (IND, CTX, etc.) in the Territory, together with the preparation of suitable applications for marketing approval of Products in the Territory and shall be the owner and party of record of all such regulatory filings.


                                      18.

SIBIA shall cooperate with Lilly as Lilly reasonably requires in preparing such regulatory filings including, without limitation, any and all data contained therein. Lilly shall inform SIBIA within (15) fifteen business days of official regulatory filings and significant communications with regulatory authorities as described above in this Section 3.2 as reasonably deemed appropriate by Lilly, taking into account that SIBIA may be competing with Lilly at that time. Moreover, Lilly, its sublicensees or Affiliates shall further, have the sole right and responsibility for managing all interactions regarding its regulatory filings with all regulatory authorities in the Territory. Lilly, its sublicensees or Affiliates shall have the sole right to determine those countries of the Territory where marketing is intended.

               3.3 DEVELOPMENT DILIGENCE.

                      (a) DILIGENCE STANDARD. During the Project Term and subject to the terms of this Agreement, each Party shall work diligently to identify, research and/or develop Project Compounds and/or Products for purposes of commercializing such Project Compound and/or Product in Major Markets at least as diligently as the Party researches and/or develops its other compounds and/or products of similar probability of technical success, market/commercial potential and stages of development in Major Markets.

                      (b) FAILURE DUE TO REASONS BEYOND PARTIES CONTROL. Failure by Lilly or SIBIA to meet its diligence obligation under 3.3(a) above due to reasons beyond Lilly's or SIBIA's control, respectively, (including, without limitation, force majeure and/or lack of technical success of Project Compound and/or Products, if applicable) will not constitute lack of due diligence for purposes of this Agreement.

               3.4 QUALITY ASSURANCE AUDITS. During the Project Term, Lilly retains the right at reasonable times and upon reasonable prior written notice to conduct quality assurance audits on SIBIA's research and development facilities, as well as the facilities of any subcontractors of SIBIA performing subcontracts, where work on the Project is conducted, as reasonably deemed necessary by Lilly in order to ensure that such facilities meet Lilly and regulatory authority standards. SIBIA hereby agrees to cooperate with Lilly and take such other acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Section 3.4 of this Agreement.

               3.5 ADVERSE EVENT. In the event (and only in such event) that SIBIA or its sublicensees (other than Lilly) has the right to and, in fact (e.g., Meiji Backup Option is exercised with respect to a particular Compound which becomes a Project Compound), conducts Clinical Trials with respect to a particular Project Compound and/or Product derived therefrom, Lilly will report Adverse Events and Serious Adverse Events which occur during the development and/or marketing of Product to SIBIA and the relevant regulatory authorities promptly according to the applicable regulations. In addition, SIBIA, to the extent, if any, that SIBIA or its sublicensees (other than Lilly) conducts Clinical Trials with respect to a particular Project Compound and/or Product derived therefrom, will report to Lilly Serious Adverse Events, and spontaneously reported Adverse Events of which it becomes aware and has the right to disclose, as such Events relate to the use of such Project Compound and/or Product derived therefrom, within one (1) working day of SIBIA's initial receipt of such information, in order that Lilly can fulfill its obligations to the appropriate regulatory authorities. Moreover, SIBIA will


                                      19.

supply specially formatted safety information (Lilly will instruct SIBIA on the appropriate format) to Lilly upon request, with reasonable notice, in order that Lilly can comply with FDA requirements for annual reports and safety updates. Finally, in the event (and only in such event) that SIBIA or its sublicensees (other than Lilly) has the right to and in fact conducts Clinical Trials with respect to a particular Project Compound and/or Product derived therefrom, Lilly and SIBIA hereby agree to develop in good faith safety monitoring and adverse event data exchange procedures to further ensure compliance with this Section
3.5 of this Agreement.

               3.6 CLINICAL TRIAL INFORMATION. Notwithstanding anything to the contrary in this Agreement, under no circumstance shall Lilly have any obligation to disclose to SIBIA any information derived from Clinical Trials conducted hereunder including, without limitation, any regulatory filings as described in Section 3.2 of this Agreement.


                                    ARTICLE 4

                                  LICENSE GRANT

               4.1 LICENSE TO LILLY IN THE COURSE OF AND DURING THE PROJECT
TERM.

                      (a) EXCLUSIVE LICENSE TO SIBIA RIGHTS RELATED TO COMPOUNDS. During the Project Term and in the course of the Project (and only in such case), except for limitations pertaining to a Compound (including any product derived therefrom) that may become subject to the Meiji Backup Option (as described in Section 4.1(b), below) and Compound 1508Y and Compound 1553A (as described in Article 6 hereof), SIBIA hereby grants Lilly an exclusive license in the Territory, with a right to sublicense in accordance with Section
4.3 of this Agreement, under SIBIA Rights to make, use (including, without limitation, uses of SIBIA Rights to identify, screen, discover, research, develop and commercialize Compound(s) and Products derived therefrom), sell, offer to sell and import Compounds and Products derived therefrom. Notwithstanding the foregoing exclusive license grant to Lilly, SIBIA shall retain during the Project Term nonexclusive rights to SIBIA Rights described in this Section 4.1(a) of this Agreement but only to the extent useful or necessary to fulfill its work obligations under the Project. For avoidance of any doubt, Compounds that are identified, discovered and/or invented in the course of and during the Project using SIBIA Rights licensed under this Section 4.1(a), by definition, under this Agreement become Project Compounds.

                      (b) MEIJI BACK-UP. In the event that, during the Project Term, Meiji exercises the Meiji Backup Option with respect to a particular Compound, the license granted to Lilly under Section 4.1(a) with respect to such Compound (and only such Compound and product derived therefrom) shall solely for the Meiji Territories and Meiji Field revert back to SIBIA but only to the extent that SIBIA is legally obligated to grant a license under SIBIA Rights to Meiji pursuant to the Meiji/SIBIA Contract.

        If at any time during the Project Term, SIBIA's legal obligation, if any, to grant a license pertaining to a particular Compound to Meiji is terminated/expired under the Meiji/SIBIA Contract (or otherwise nullified), this
Section 4.1(b) shall no longer have any legal force and effect with respect to such Compound and; therefore, to the extent that any reversion of rights to


                                      20.

SIBIA has occurred under this Section 4.1(b) such reversion of rights to SIBIA shall immediately terminate and the license granted in Section 4.1(a) with respect to the particular Compound at issue shall no longer be subject to the limitations described in this Section 4.1(b) of this Agreement.

                      (c) PROJECT TERM EXPIRATION/TERMINATION. Notwithstanding anything to the contrary in this Agreement, upon the expiration/termination of the Project Term, the license granted to Lilly under this Section 4.1 of this Agreement (and only this Section 4.1) shall terminate.

               4.2 LICENSE TO LILLY UPON THE EXPIRATION/TERMINATION OF THE PROJECT.

                      (a) EXCLUSIVE LICENSE TO SIBIA RIGHTS RELATED TO PRODUCTS/PROJECT COMPOUNDS. Upon the expiration and/or termination of the Project Term, except for limitations pertaining to Project Compounds (including Products derived therefrom) that are or may become subject to the Meiji Backup Option (as described in Section 4.2(b), below) and Compound 1508Y and Compound 1553A (as described in Article 6 hereof), SIBIA hereby grants Lilly an exclusive license in the Territory, with a right to sublicense in accordance with Section
4.3 of this Agreement, under SIBIA Rights to make, use (including, without limitation, uses of SIBIA Rights to identify, screen, discover, research, develop and commercialize Project Compound(s) and Products derived therefrom), sell, offer to sell and import Project Compounds and Products derived therefrom. For avoidance of any doubt, the license granted under this Section 4.2(a) applies only to Project Compounds and Products and, therefore, excludes Compounds that are neither Project Compounds nor Products.

        The exclusive license granted to Lilly under this Article 4.2(a) shall be effective automatically and without any further action of any party immediately upon the expiration and/or termination of the Project Term. Further, upon expiration of the Product Royalty Period, Lilly shall have a fully paid-up royalty free exclusive license to SIBIA Rights licensed under this Section 4.2(a) of this Agreement.

                      (b) MEIJI BACK-UP. In the event that a particular Project Compound is or becomes subject to the Meiji Backup Option the license granted to Lilly under Section 4.2(a) with respect to such Project Compound (and only such Project Compound and Product derived therefrom) shall solely for the Meiji Field in the Meiji Territories revert back to SIBIA and only to the extent that SIBIA is legally obligated to grant a license under SIBIA Patent Rights and SIBIA Know-How to Meiji pursuant to the Meiji/SIBIA Contract.

        If at any time SIBIA's legal obligation, if any, to grant a license pertaining to a particular Project Compound to Meiji is terminated/expired under the Meiji/SIBIA Contract (or otherwise nullified), this Section 4.2(b) shall no longer have any legal force and effect with respect to such Project Compound and; therefore, to the extent that any reversion of rights to SIBIA has occurred under this Section 4.2(b) such reversion of rights to SIBIA shall immediately terminate and the license granted in Section 4.2(a) with respect to the particular Project Compound at issue shall no longer be subject to the limitations described in this Section 4.2(b) of this Agreement.


                                      21.

                      (c) NONEXCLUSIVE LICENSE TO SIBIA RIGHTS FOR COMPOUNDS GENERALLY. In the event that the Project Term is expired/terminated on or after the expiration of the Initial Project Term, upon such expiration/termination of the Project Term, except for Pre-Existing Compounds, Compound 1508Y and Compound 1553A or as otherwise provided for in this Section 4.2(c), SIBIA hereby grants Lilly a non-exclusive license in the Territory under SIBIA Rights, to make, use (including, without limitation, uses of SIBIA Rights to identify, screen, discover, research, develop and commercialize Compound(s) and products derived therefrom), sell, offer to sell and import Compounds and products derived therefrom. Moreover, in the event that a particular Compound becomes subject to the Meiji Backup Option, the nonexclusive license granted in this Section 4.2(c) with respect to such Compound (and only such Compound) shall exclude the Meiji Field in the Meiji Territory but only to the extent that SIBIA is legally obligated to grant a license under SIBIA Rights to Meiji pursuant to the Meiji/SIBIA Contract. The Parties acknowledge, that this license as set forth in this Section .2(c) shall not be construed to limit any other license granted to Lilly, under this Agreement, including, without limitation, the license to Lilly, as set forth in Section 4.2(a) of this Agreement.

        Under this Section 4.2(c) of this Agreement, Lilly, in its sole discretion, shall have the right to appoint (and grant any sublicense related thereto under SIBIA Rights that has been granted to Lilly under this Section 4.2(c) of this Agreement) one or more Third Party sublicensees to manufacture, promote, market, co-promote, or co-market any Compound and/or product derived therefrom in any country in the Territory ("Marketing Partner"). Moreover, Lilly may, in its sole discretion, in connection with the appointment of a Marketing Partner, assign (and grant any sublicense related thereto under SIBIA Rights that has been granted to Lilly under this Section 4.1(c) of this Agreement) to such partner obligations related to the clinical development of the Compound (and/or product derived therefrom) with respect to one or more countries. For avoidance of any doubt, notwithstanding anything to the foregoing, under no circumstance shall Lilly under this Section 4.2(c) have the right to grant a sublicense of any SIBIA Rights to any Third Party for purposes of discovering, identifying or screening Compounds.

        The license granted to Lilly under this Article 4.2(c) shall be effective automatically and without any further action of any Party immediately upon the expiration and/or termination of the Project Term. Further, upon expiration of the Post-Project Product Royalty Period, Lilly shall have a fully paid-up, royalty free nonexclusive license to SIBIA Rights licensed under this
Section 4.2(c) of this Agreement.

               4.3 SUBLICENSING. Under this Section 4.3 of this Agreement, Lilly, in its sole discretion, shall have the right to appoint (and grant any sublicense related thereto under SIBIA Rights that has been granted to Lilly under this Agreement) one or more Third Party sublicensees to manufacture, promote, market, co-promote, or co-market any Compound and/or product derived therefrom in any country in the Territory ("Marketing Partner"). Moreover, Lilly may, in its sole discretion, in connection with the appointment of a Marketing Partner, assign (and grant any sublicense related thereto under SIBIA Rights that has been granted to Lilly under this this Agreement) to such partner obligations related to the clinical development of the Compound (and/or product derived therefrom) with respect to one or more countries. For avoidance of any doubt, notwithstanding anything to the foregoing, under no circumstance shall Lilly under this


                                      22.

Section 4.3 have the right to grant a sublicense of any SIBIA Rights to any Third Party for purposes of discovering, identifying or screening Compounds .

               4.4 ASSISTANCE. SIBIA shall promptly provide Lilly with all Information included in SIBIA Rights, reasonably useful or necessary for Lilly to exploit the licenses granted in this Article 4. Moreover, SIBIA shall provide Lilly with reasonable technical assistance in connection with such disclosure of Information.

               4.5 NO PRIOR LICENSE. Except, with respect to Compound 1508Y and potentially one Compound that may become subject to the Meiji Backup Option, SIBIA represents and warrants that as of and prior to the Effective Date, it has not granted a license under SIBIA Rights to make, use (including, without limitation, uses of SIBIA Rights to identify, screen, discover, research, develop and commercialize Compound(s) and products derived therefrom), sell, offer to sell and import Compounds and products derived therefrom, to any other party (including, without limitation, Affiliates).

               4.6 RIGHT TO INTELLECTUAL PROPERTY. The Parties agree that all rights and licenses granted under or pursuant to Article 4 of this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as such section may be amended, licenses to rights to "intellectual property" as defined in the Bankruptcy Code. The Parties agree that Lilly, as licensee of such rights, shall retain and may exercise all of its rights and elections under the Bankruptcy Code, including, without limitation,
Section 365(n).


                                    ARTICLE 5

                            COMMERCIALIZATION RIGHTS

               5.1 MARKETING AND COMMERCIALIZATION. Subject to the terms described in this Agreement, Lilly shall have the sole right to obtain Regulatory Approval, market, sell, distribute and otherwise commercialize the Product in each country in the Territory.

        Subject to the terms of this Agreement, Lilly shall work diligently to commercialize Products and Post-Project Products, if any, in Major Markets at least as diligently as Lilly commercializes products of similar probability of technical success, market/commercial potential and stages of development in Major Markets. Failure by Lilly to meet its diligence obligation under this
Section 5.1 of this Agreement due to reasons beyond Lilly's control (including, without limitation, force majeure and/or lack of technical success of the Products and/or Post-Project Products) will not constitute lack of due diligence for purposes of this Agreement.

               5.2 ROYALTIES -- PRODUCTS/POST-PROJECT PRODUCTS.

                      (a) PRODUCT - ROYALTY TIERS. Subject to the provisions of this Agreement, during the Product Royalty Period (except for Products derived from Compound 1508Y and Compound 1553A as described in Article 6 hereof) Lilly and/or its sublicensee, as applicable, shall pay SIBIA a royalty on Net Sales of each Product (i.e., calculated separately for each Product) in the Territory in each Calendar Year in accordance with the following royalty


                                      23.

percentages as may be appropriate depending upon the particular royalty tier that may be applicable:


       CALENDAR YEAR NET SALES OF               ROYALTY % ON NET SALES OF A
    A PARTICULAR PRODUCT IN TERRITORY       PARTICULAR PRODUCT WITHIN EACH TIER
    ---------------------------------       -----------------------------------
Tier 1 = [*]                                                [*]
Tier 2 = [*]                                                [*]
Tier 3 = [*]                                                [*]


        For avoidance of any doubt, such royalty tiers and royalty percentages shall be fully applicable to Net Sales of each Product earned during each and every Calendar Year regardless of whether Net Sales of a particular Product have exceeded a particular royalty tier in prior Calendar Years (for example, Tier 1 shall always be applicable with respect to the first [*] of Net Sales of each Product in each and every Calendar Year and Tier 2 shall always be applicable for Net Sales of each Product during each and every Calendar Year that are between [*] and [*]).

        Commencing January 1, 2000, the Net Sales tiers (as opposed to the royalty percentages) described above will be adjusted each Calendar Year in accordance with the Consumer Price Index (U.S. Bureau of Labor Statistics for all urban consumers, U.S. City Average - not seasonally adjusted - all items less food and energy (January 1, 1999 equals 175.3)).

        Royalties payable under this Section 5 will be payable only once with respect to a particular sale of Product regardless of there being more than one Patent applicable to such Product.

                      (b) POST-PROJECT PRODUCTS - ROYALTY TIERS. Subject to the provisions of this Agreement, during the Post-Project Royalty Period Lilly and/or its sublicensee, as applicable, shall pay SIBIA a royalty on Net Sales of each Post-Project Product (i.e., calculated separately for each Post-Project Product) in the Territory in each Calendar Year in accordance with the following royalty percentages as may be appropriate depending upon the particular royalty tier that may be applicable:


       CALENDAR YEAR NET SALES OF               ROYALTY % ON NET SALES OF A
  A PARTICULAR POST-PROJECT PRODUCT IN        PARTICULAR POST-PROJECT PRODUCT
                TERRITORY                             WITHIN EACH TIER
  ------------------------------------        -------------------------------
Tier 1 = [*]                                                [*]
Tier 2 = [*]                                                [*]
Tier 3 = [*]                                                [*]


        For avoidance of any doubt, such royalty tiers and royalty percentages shall be fully applicable to Net Sales of each Post-Project Product earned during each and every Calendar Year


* CONFIDENTIAL TREATMENT REQUESTED


                                      24.

regardless of whether Net Sales of a particular Post-Project Product have exceeded a particular royalty tier in prior Calendar Years (for example, Tier 1 shall always be applicable with respect to the first [*] of Net Sales of each Post-Project Product in each and every Calendar Year and Tier 2 shall always be applicable for Net Sales of each Post-Project Product during each and every Calendar Year that are between [*] and [*]).

        Commencing January 1, 2000, the Net Sales tiers (as opposed to the royalty percentages) described above will be adjusted each Calendar Year in accordance with the Consumer Price Index (U.S. Bureau of Labor Statistics for all urban consumers, U.S. City Average - not seasonally adjusted - all items less food and energy (January 1, 1999 equals 175.3)).

        Royalties payable under this Article 5 will be payable only once with respect to a particular sale of a Post-Project Product regardless of there being more than one Patent applicable to such Post-Project Product.

                      (c) COMPULSORY LICENSE. If in any country a Third Party obtains a Compulsory License, then Lilly shall promptly notify SIBIA. If the royalty rate payable by the grantee of the Compulsory License is less than the then-current royalty rate paid under this Agreement, then the royalty rate, payable under this Agreement, shall be reduced to such lower rate in the subject country for so long as sales are made pursuant to the Compulsory License.

                      (d) MEIJI BACKUP OPTION -ROYALTY REDUCTION. In the event that SIBIA is legally obligated under the Meiji/SIBIA Contract to grant a license to Meiji with respect to a particular Compound and/or product derived therefrom for the Meiji Field in the Meiji Territory and if such Compound or Product derived therefrom is a Project Compound and Product derived therefrom (or Post-Project Compound and Post Project Product derived therefrom, as the case may be), then the then-current royalty rate by tier with respect to such Project Compound and Product derived therefrom (or Post-Project Compound and Post Project Product derived therefrom, as the case may be) after applying
Section 5.2(c) shall be reduced by [*] (e.g., if the then-current royalty rate under Section 5.2(a), after applying 5.2(c), was [*], the reduced rate under this Section 5.2(d) would be [*]).

                      (e) LILLY CURRENT PRODUCTS/COMPOUNDS. Notwithstanding anything to the contrary in this Agreement, Lilly's royalty, milestone, diligence and other obligations with respect to Project Compounds, Post-Project Compounds, Product and/or Post-Project Products as set forth in this Agreement shall not be applicable (i.e., Lilly shall neither owe any royalty or milestone payments, diligence or other obligation due hereunder) with respect to any such compounds and/or products derived therefrom under the following circumstances:

                           (i) MARKETED COMPOUNDS/PRODUCTS. Any compound or
product derived therefrom that Lilly (solely, jointly or otherwise collaboratively with a Third Party ) has received Regulatory Approval and/or are being sold in one or more countries as of the Effective Date; or

                           (ii) CLINICAL COMPOUNDS/PRODUCTS. Any compound or
product derived therefrom that Lilly (solely, jointly or otherwise collaboratively with a Third Party ) is currently in clinical development (i.e., meaning the compounds that have been selected as


* CONFIDENTIAL TREATMENT REQUESTED


                                      25.

clinical candidates by Lilly, solely, jointly or otherwise collaboratively with a Third Party) as of the Effective Date; or

                           (iii) THIRD PARTY RESTRICTIONS. Any compound or
product derived therefrom that are derived from the Lilly Compound Library and is subject to Third Party restrictions reasonably preventing Lilly from using such compound in connection with this Agreement, or

                           (iv) PRE-EXISTING THERAPEUTICALLY USEFUL
COMPOUNDS/PRODUCTS. Except as otherwise provided in this Section 5.2(e)(iv), any compound or product derived therefrom that are derived from the Lilly Compound Library and are identified as a Compound by using solely a primary screen encompassed within SIBIA Rights or Project Rights that, at the time and independent of such identification, such compound at issue had exhibited a pre-existing (i.e., prior to establishing such compound as a Compound as described above) scientifically valid and experimentally established rationale for expecting such compound/product to be therapeutically useful. Notwithstanding the foregoing provisions of this Section 5.2(e)(iv), in the event that either: (1) such pre-existing established rationale as described above subsequently becomes invalid with respect to the compound/product at issue or (2) Lilly (solely, jointly or otherwise collaboratively with a Third Party ) subsequently after such identification as described above directs additional research and development efforts towards such compound/product at issue using SIBIA Rights or (3) Lilly's approved label used to market the compound/product at issue indicates that the compound/product is therapeutically useful based on its activity as a agonist, antagonist or modulator at one or more nicotinic acetycholine receptor subtypes, then such compound/product at issue would not be excluded from royalty, diligence and other obligations based solely on this
Section 5.2(e)(iv) of this Agreement.

        For purposes of this Section 5.2(e) of this Agreement, "Lilly Compound Library" shall mean compounds contained in the research records libraries owned or controlled by Lilly and individual compounds or mixtures of compounds, synthesized by combinatorial chemistry methods, contained in the combinatorial chemistry libraries owned or controlled by Lilly.

                      (f) ACCESS TO THIRD PARTY RIGHTS. If, after the Effective Date access to a Third Party's intellectual property rights becomes necessary or reasonably useful to make, use, sell, offer to sell and/or import Compounds and products derived therefrom in the Territory, Lilly shall have the right to acquire such access. Upon such acquisition the following circumstances shall be applicable:

                           (i) SIBIA PATENT RIGHTS. If the Third Party
intellectual property rights are necessary for Lilly to operate freely under the SIBIA Patent Rights under the license granted herein without infringing such Third Party's patent rights the acquisition cost paid by Lilly (i.e., all consideration paid by Lilly in connection with such acquisition including, without limitation up-front payments, milestones payments and royalties) shall be credited against future royalties owed to SIBIA by Lilly under this Agreement. Prior to Lilly acquiring such rights under this Section 5.2(f)(1), Lilly shall give SIBIA sixty (60) days (or such other period as the Parties may mutually agree upon in writing) to either: (i) reasonably demonstrate that it has a dominant intellectual property position with regard to the technology at issue or (ii) negotiate an appropriate license, at SIBIA's sole expense, to such technology that would give


                                      26.

Lilly access to such technology in a manner consistent with the terms of this Agreement. Upon, the expiration of such sixty (60) day period (or such other period as the Parties may mutually agree upon in writing), Lilly shall be free to acquire such rights in accordance with this Section 5.2(f)(1) as it deems appropriate.

                           (ii) OTHER PATENT RIGHTS. For all acquisitions of
Third Party intellectual property rights other than acquisitions described in
Section 5.2(f)(1) of this Agreement, [*] of the acquisition cost paid by Lilly (i.e., all consideration paid by Lilly in connection with such acquisition including, without limitation up-front payments, milestones payments and royalties) shall be credited against future royalties owed to SIBIA by Lilly under this Agreement.

                           (iii) ROYALTY FLOOR AS A RESULT OF ACQUISITIONS.
Except as the Parties may otherwise agree in writing, notwithstanding the foregoing, under no circumstance shall Lilly acquisitions of Third Party intellectual property rights under the provisions of this Section 5.2(e) result in a reduction of royalties payable to SIBIA under this Agreement by more than [*] percent ([*]%) of Net Sales.

                      (g) CURRENT ROYALTY OBLIGATIONS (AS OF EFFECTIVE DATE). Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 5.2(f)), both Parties acknowledge and hereby agree that each are solely responsible for any and all royalty obligations that have accrued or may accrue in the future with respect to any agreements and/or arrangement that such Party may have agreed to prior to the Effective Date.

                      (h) ROYALTY PAYMENTS. Lilly shall pay royalties owed under this Section 5.2 as follows:

                           (i) DURATION OF ROYALTIES PAID FOR PRODUCTS. During
the Product Royalty Period (such period being determined for each Post-Project Product on an individual product basis and country-by-country basis) royalty payments hereunder shall be paid by Lilly to SIBIA on Net Sales of each Product for the particular country and Product at issue.

        Upon expiration of the Product Royalty Period, with respect to a particular Product in a particular country, Lilly shall have a fully paid-up, exclusive license under the SIBIA Rights in such country at issue to make, use (including, without limitation, uses of SIBIA Rights to identify, screen, discover, research, develop and commercialize such Project Compound and Product derived therefrom), sell, offer to sell and import such Project Compound and Products derived therefrom.

                           (ii) Duration of Royalties Paid for Post-Project
Products. During the Post-Project Product Royalty Period (such period being determined for each Post-Project Product on an individual product basis and country-by-country basis) royalty payments hereunder shall be paid by Lilly to SIBIA on Net Sales of each Post-Project Product for the particular country and Post-Project Product at issue.

        Upon expiration of the Post-Project Product Royalty Period, with respect to a particular Post-Project Product in a particular country, Lilly shall have a fully paid-up, nonexclusive license under the SIBIA Rights in such country at issue to make, use (including, without


* CONFIDENTIAL TREATMENT REQUESTED


                                      27.

limitation, uses of SIBIA Rights to identify, screen, discover, research, develop and commercialize such Post-Project Compound and Post-Project Product derived therefrom), sell, offer to sell and import such Post-Project Compound and Post-Project Products derived therefrom.

                           (iii) PAYMENT TERMS. Royalty payments due SIBIA under
this Section 5.2 will be paid not later than ninety (90) days following the end of each Calendar Quarter and each such royalty payment shall be accompanied by a report in writing showing the Calendar Quarter for which such royalty payment applies on a Product-by-Product (or Post-Project Product, as the case may be) basis, the amount of Net Sales during such Calendar Quarter for which a royalty payment is due on a country-by-country basis and the total royalty payment due. SIBIA or its representatives shall have the right to audit Lilly's records with respect to such reports in accordance with Section 8.2 of this Agreement.

               5.3 UP-FRONT EQUITY PURCHASE. Within thirty (30) days of the Effective Date and pursuant to a Stock Purchase Agreement of even date herewith and attached hereto as Schedule 5.3, Lilly shall purchase and SIBIA shall sell to Lilly one (1) share of SIBIA Series B Convertible Non-Voting Preferred Stock for the purchase price of five million dollars ($5,000,000).

               5.4 MILESTONES.

                      (a) Milestones for Products. In addition to the royalty payments provided in Section 5.2(a) and the up-front equity purchase as described in Section 5.3 of this Agreement, Lilly shall make the following milestone payments to SIBIA within thirty (30) days following the first occurrence of each of the following events with respect to each Product:


             MILESTONE EVENTS                                   PAYMENT (US DOLLARS)
             ----------------                                   --------------------
Upon CSA of Product (or its equivalent)                     [*] if there has been no more
                                                            than [*] CSAs associated with
                                                            either Product or Post-Project
                                                            Product, collectively.  In all
                                                            other cases, [*] for each
                                                            Product thereafter
[*]                                                                             [*]
[*]                                                                             [*]
[*]                                                                             [*]
[*]                                                                             [*]


        Commencing January 1, 2000, the Milestone Payments described above will be adjusted each Calendar Year in accordance with the Consumer Price Index (U.S. Bureau of Labor Statistics for all urban consumers, U.S. City Average - not seasonally adjusted all items less food and energy (January 1, 1999 equals 175.3)).


* CONFIDENTIAL TREATMENT REQUESTED


                                      28.

                      (b) MILESTONES FOR POST-PROJECT PRODUCTS. In addition to the royalty payments provided in Section 5.2(b) and the up-front equity purchase as described in Section 5.3 of this Agreement, Lilly shall make the following milestone payments to SIBIA within thirty (30) days following the first occurrence of each of the following events with respect to each Post-Project
Product:


                MILESTONE EVENTS                                  PAYMENT (US DOLLARS)
                ----------------                                  --------------------
Upon CSA of Post-Project Product (or its equivalent)        [*] if there has been no
                                                            more than [*] CSAs associated
                                                            with either Product or
                                                            Post-Project, collectively.
                                                            In all other cases, [*] for
                                                            each Post-Project Product
[*]                                                                                 [*]
[*]                                                                                 [*]
[*]                                                                                 [*]
[*]                                                                                 [*]


        Commencing January 1, 2000, the Milestone Payments described above will be adjusted each Calendar Year in accordance with the Consumer Price Index (U.S. Bureau of Labor Statistics for all urban consumers, U.S. City Average - not seasonally adjusted all items less food and energy (January 1, 1999 equals 175.3)).

                      (c) NEGOTIATION MILESTONES EVENTS - NON-HUMAN USE. In the event (and only in such event), that a Product or a Post-Project Product is solely developed for non-human use and milestones payments have not been made with respect to such Product or Post-Project Product under Section 5.4(a) or
(b), SIBIA shall be entitled to milestone payments in accordance with Section 5.4(a) or (b), as applicable, however, the Parties will in good faith negotiate appropriate milestone payment events (as opposed to amounts) for such non-human use Product or Post-Project Product. For avoidance of any doubt, the good faith negotiation described under this Section 5.4(c) pertains solely to the milestone events and not the amounts of such milestones and, therefore, the actual amounts of milestone payments as described in Section 5.4(a) or (b), as applicable, shall remain unchanged in connection with Products or Post-Project Products that are solely developed for non-human use.

                      (d) MILESTONE LIMITATIONS. The milestone payments set forth above in this Section 5.4 shall be made by Lilly to SIBIA only once per Product (or Post-Project Product, as the case may be) no matter how many times such milestones are reached during the term of this Agreement due to additional indication/formulations (as well as alternative delivery methods), that may be developed for such Product (or Post-Project Product, as the case may be) at issue. Moreover, any obligation to make milestone payments under this Section
5.4 that have been previously paid to SIBIA with respect to a particular Product (or Post-Project Product, as the case may be) in which development has been ceased by Lilly prior to Product Launch of such Product (or Post-Project Product, as the case may be), shall not apply towards a subsequent Product (or Post-Project Product, as the case may be) that is being pursued for the same primary indication, provided that such subsequent Products (or Post-Project Products, as the case may be)


* CONFIDENTIAL TREATMENT REQUESTED


                                      29.

for said indications shall, however, be eligible for milestone payments not achieved by the discontinued Product (or Post-Project Product, as the case may be) at issue.

                      (e) MEIJI -- MILESTONE REDUCTION. In the event that Meiji exercises the Meiji Backup Option with respect to a particular Compound (and/or any product derived therefrom) which Lilly is obligated to pay milestones under either Section 5.4(a), 5.4(b) or 5.4(c) of this Agreement and SIBIA is legally obligated under the Meiji/SIBIA Contract to grant certain rights to Meiji with respect to such Compound, Lilly's past and future milestone obligations incurred by Lilly under Section 5.4(a), 5.4(b) or 5.4(c), as the case may be, with respect to such Compound (and/or any product derived therefrom) at issue shall each be reduced by [*] percent ([*]%). In the case of prior milestone obligations already paid by Lilly such aggregate reduction shall be fully creditable against future milestones and/or royalties obligations incurred by Lilly under this Agreement with respect to the particular Compound (or any product derived therefrom) at issue.

                      (f) ANNUAL DEVELOPMENT STATUS REPORTS. During the term of this Agreement, upon the expiration or termination of the Project, Lilly will provide to SIBIA, on an annual basis, a summary report of the development status of any Project Compound (or Post-Project Compound, as the case may be) and products derived therefrom that have at least achieved CSA but have not yet achieved Product Launch. This summary report shall merely list such Project Compound(s) (or Post-Project Compound(s), as the case may be) and products derived therefrom, together with a designation of whether such compound and/or product is in either post-CSA-preclinical, Phase I Clinical Trials, Phase II Clinical Trials, or Phase III Clinical Trials).

               5.5 CURRENCY OF PAYMENT/EXCHANGE RATES. All payments to be made under this Agreement shall be made in U.S. Dollars. For those sales involving Product (or Post-Project Product, as the case may be) which occur outside the United States, the royalty due on such sales will be calculated on the basis of the local currency sales figures translated into United States dollars according to Lilly's standard methodology. The methodology employed by Lilly shall be that methodology used by Lilly in the translation of its foreign currency operating results for external reporting and shall be consistent with United States generally accepted accounting principles.

               5.6 TAXES. Any and all taxes levied on account of royalties or milestones accruing under this Section 5 shall be paid by SIBIA. If laws or regulations require withholding of said taxes, such taxes will be deducted by Lilly or its sublicensee from such remittable royalties or milestones and will be paid by Lilly or its sublicensee to the proper taxing authority, and proof of payment shall be sent to SIBIA within ninety (90) days following December 31st of each reporting year. Lilly agrees to reasonably cooperate with SIBIA to facilitate SIBIA in claiming exemptions from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in effect.

               5.7 PRE-EXISTING COMPOUNDS. In consideration for excluding, upon the termination/expiration of the Project Term, Pre-Existing Compounds that have not become Project Compounds from the exclusive license and nonexclusive license granted to Lilly under Section 4.2(a) and 4.2(c) of this Agreement, SIBIA hereby provides Lilly with the following:


* CONFIDENTIAL TREATMENT REQUESTED


                                      30.

                      (a) RIGHT OF FIRST NEGOTIATION. SIBIA hereby grants Lilly a right of first negotiation to enter into an exclusive license arrangement with SIBIA with respect to each Pre-Existing Compound ("Right of First Negotiation") whereby SIBIA agrees that it will neither negotiate nor enter into an arrangement involving a particular Pre-Existing Compound in which SIBIA would license/sublicense or otherwise commercialize such Pre-Existing Compounds and/or products derived therefrom with a Third Party (the "Third Party Commercialization Arrangement") prior to the expiration of the Lilly Negotiation Period (defined below).

        To ensure that Lilly has adequate time to consider whether it should exercise its Right of First Negotiation with respect to a particular Pre-Existing Compound, SIBIA hereby agrees that prior to negotiating or entering into any Third Party Commercialization Arrangement regarding a particular Pre-Existing Compound, SIBIA shall provide Lilly with written notification of its intent to enter into such an arrangement including, without limitation a summary report of all relevant information that would be reasonably useful to a potential licensee of the Pre-Existing Compound at issue so as to assess the business opportunity at issue. Upon receipt of such notice, Lilly shall have forty-five (45) days to provide SIBIA with written notification exercising its Right of First Negotiation.

        Lilly's Right of First Negotiation under this Section 5.7(a) shall expire and have no legal effect with respect to the particular Pre-Existing Compound at issue in the event that: (i) Lilly does not provide SIBIA with its written notice to exercise its Right of First Negotiation within the prescribed forty-five (45) day period as described above; (ii) SIBIA and Lilly enter into mutually acceptable written agreement regarding such matter; or (iii) the lapse of ninety (90) days or such other term as is mutually agreed upon in writing by the Parties from the date upon which SIBIA receives written notice from Lilly exercising its Right of First Negotiation (collectively, the "Lilly Negotiation Period").

        For avoidance of any doubt, this Section 5.7(a) merely obligates SIBIA to abide by the notice provisions set forth herein and not to enter into a Third Party Commercialization Arrangement until such time that the Lilly Negotiation Period has expired (it is understood that the ultimate decision regarding the appropriate party to sublicense rights related to Pre-Existing Compound(s) shall be completely within SIBIA's sole discretion).

                      (b) PRE-EXISTING COMPOUND COMPENSATION. In the event that Lilly does not enter into an exclusive license arrangement with SIBIA, with respect to a particular Pre-Existing Compound as contemplated under Section 5.7(a) and SIBIA either commercializes such Pre-Existing Compound (and/or product derived therefrom) by itself or pursuant to a Third Party Commercialization Arrangement (collectively, the "Commercialization Event"), SIBIA shall pay Lilly [*] percent ([*]%) of all royalties received by SIBIA from the applicable Third Party (in the case of a Third Party Commercialization Arrangement) or [*] percent ([*]%) of Profits (in the case SIBIA commercializes the product on its own). Payments due to Lilly hereunder will be paid not later than ninety (90) days following the Calendar Quarter in which Profits and royalties, as applicable, are earned by SIBIA. SIBIA hereby represents that it shall not structure such a Third Party Commercialization Arrangement in such a manner so as to artificially reduce royalties described in this Section 5.7 by, among other things, inflating milestone payments and other forms of consideration or involving research and other development activities by SIBIA at compensation rates at higher levels than are customary within the industry.


* CONFIDENTIAL TREATMENT REQUESTED


                                      31.

        For purposes of this Section 5.7(b) the term "Profit" shall mean SIBIA's gross revenues less cost of goods sold and sales and marketing expenses associated with the particular Pre-Existing Compound and product derived therefrom.

               5.8 SIBIA RIGHT OF NEGOTIATION FOR SOLELY PROJECT COMPOUNDS AND/OR PRODUCT. In the event that Lilly decides to sublicense its rights licensed hereunder to a particular Project Compound and/or Product for the United States, Lilly hereby grants SIBIA a right of first negotiation to enter into a sublicense arrangement involving such Project Compound/Product for the United States ("US Right of First Negotiation") whereby Lilly agrees that it will neither negotiate nor enter into an arrangement involving the Project Compound and/or Product at issue in which Lilly would license/sublicense or otherwise commercialize such Project Compound and/or Product in the United States with a Third Party (the "US Third Party Commercialization Arrangement") prior to the expiration of the SIBIA Negotiation Period (defined below).

        To ensure that SIBIA has adequate time to consider whether it should exercise its US Right of First Negotiation with respect to a particular Project Compound, Lilly hereby agrees that prior to negotiating or entering into any US Third Party Commercialization Arrangement regarding a particular Project Compound, Lilly shall provide SIBIA with written notification of its intent to enter into such an arrangement including, without limitation a summary report of all relevant information that would be reasonably useful to a potential licensee of the Project Compound at issue so as to assess the business opportunity at issue. Upon receipt of such notice, SIBIA shall have forty-five (45) days to provide Lilly with written notification exercising its US Right of First Negotiation.

        SIBIA's Right of First Negotiation under this Section 5.8 shall expire and have no legal effect with respect to the particular Project Compound at issue in the event that: (i) SIBIA does not provide Lilly with its written notice to exercise its US Right of First Negotiation within the prescribed forty-five (45) day period as described above; (ii) LILLY and SIBIA enter into mutually acceptable written agreement regarding such matter; or (iii) the lapse of ninety (90) days or such other term as is mutually agreed upon in writing by the Parties from the date upon which Lilly receives written notice from SIBIA exercising its Right of First Negotiation (collectively, the "SIBIA Negotiation Period").

        For avoidance of any doubt, this Section 5.8 merely obligates Lilly to abide by the notice provisions set forth herein and not to enter into a Third Party Commercialization Arrangement until such time that the SIBIA Negotiation Period has expired (it being understood that the ultimate decision regarding the appropriate party to sublicense to shall be completely within Lilly's sole discretion).


                                    ARTICLE 6

                LILLY OPTION TO COMPOUND 1508Y AND COMPOUND 1553A

               6.1 COMPOUND OPTION 1508Y/1553A. SIBIA hereby grants Lilly an exclusive option to obtain an exclusive license to Compound 1508Y and/or Compound 1553A ("Compound 1508Y/1553A Option") as follows:


                                      32.

                      (a) COMPOUND 1508Y. In the case Lilly exercises its Compound 1508Y/1553A Option for Compound 1508Y in accordance with Section 6.2 and subject to terms as described in Section 6.2, SIBIA hereby grants, effective upon such exercise, an exclusive license in the Territory (excluding the Meiji Field in the Meiji Territory), with a right to sublicense consistent with the terms of this Agreement, under SIBIA Rights and any other patent rights and know-how that are Controlled by SIBIA as of the effective date of Lilly exercising such Compound 1508Y/1553A Option that may be reasonably useful and/or necessary in connection with such license, to make, use (including, without limitation, uses of SIBIA Rights and such other rights described in this Section 6.1(a) to identify, screen, discover, research, develop and commercialize Compound 1508Y and Products derived therefrom), sell, offer for sale and import Compound 1508Y and/or Product derived therefrom.

        In the event that the rights granted to Meiji under the Meiji/SIBIA Contract with respect to Compound 1508Y for the Meiji Field in the Meiji Territory (the "Meiji Compound 1508Y Rights") revert or otherwise become vested in SIBIA for any reason, SIBIA shall notify Lilly of the same in writing within forty-five (45) days of such occurrence. Furthermore, upon such occurrence, SIBIA hereby grants Lilly a right of first discussion with respect to obtaining an exclusive license to such Meiji Compound 1508Y Rights.

        Lilly may exercise such right of first discussion by notifying SIBIA of the same in writing within forty-five (45) days of it receiving notice from SIBIA of the occurrence of such event. Upon SIBIA's receipt of such notice from Lilly, SIBIA shall not participate in commercial terms negotiation with another party involving Meiji Compound 1508Y Rights. Upon Lilly exercising such right of first discussion, the Parties shall commence good faith discussions regarding Lilly obtaining an exclusive license to Meiji Compound 1508Y Rights for a period of ninety (90) days or other period as the Parties may mutually agree upon in writing (the "Discussion Period"). The negotiation rights under this Section 6.1(a) shall expire and have no legal effect in the event that: (i) Lilly does not provide SIBIA with its written notice to exercise within the prescribed forty-five (45) day period as described above; (ii) SIBIA and Lilly enter into mutually acceptable agreement regarding such matter; or (iii) the lapse of ninety (90) days or such other term as is mutually agreed upon in writing by the Parties from the date upon which SIBIA receives written notice from Lilly to exercise the right of first discussion pertaining to the Meiji Compound 1508Y Rights as described under this Section 6.1(a) of this Agreement.

                      (b) COMPOUND 1553A. In the case Lilly exercises its Compound 1508Y/1553A Option for Compound 1553A in accordance with Section 6.2 and subject to terms as described in Section 6.3, SIBIA hereby grants, effective upon such exercise, an exclusive license in the Territory, with a right to sublicense consistent with the terms of this Agreement, under SIBIA Patent Rights and any other patent rights and know-how that are Controlled by SIBIA as of the effective date of Lilly exercising such Compound 1508Y/1553A Option that may be reasonably useful and/or necessary in connection with such license, make, use (including, without limitation, uses of SIBIA Rights and such other rights described in this Section 6.1(b) to identify, screen, discover, research, develop and commercialize Compound 1553A and Products derived therefrom), sell, offer for sale, have sold and import Compound 1553A and/or Product derived therefrom.


                                      33.

               6.2 EXERCISING COMPOUND 1508Y/1553A OPTION. Within thirty (30) days after the completion of SIBIA's current phase II clinical trials pertaining to the particular Compound at issue, (i.e., clinical trials known internally by SIBIA as SIB-1508Y-201, SIB-1508Y-202 or SIB-1553A-201), SIBIA shall provide Lilly with a comprehensive summary of the results and data that would be reasonably useful to the evaluation of the same. The Compound 1508Y/1553A Option may be exercised by Lilly at any time prior to sixty (60) days after Lilly's receipt of data from SIBIA regarding completion of the current phase II clinical trials (as described above) pertaining to the particular Compound at issue, i.e., Compound 1508Y or Compound 1553A. Upon Lilly exercising its Compound 1508Y/1553A Option with respect to either Compound 1508Y or Compound 1553A, such Compound, as applicable, shall be deemed a Project Compound (including Product derived therefrom) and be subject to the terms of this Agreement except as further described below in this Section 6.2 of this Agreement.

                      (a) COMPOUND 1508Y. In the case of Compound 1508Y the following modification to the terms described in this Agreement shall be applicable:

                           (i) EXERCISE FEE. Within thirty (30) days of Lilly
exercising such Compound 1508Y/1553A Option for Compound 1508Y, Lilly shall pay SIBIA [*] Dollars ($[*]).

                           (ii) MILESTONES. SIBIA shall be entitled to earn
future milestone payments in connection with Compound 1508Y (and/or Product derived therefrom, as applicable,) as described in Section 5.4 of this Agreement reduced by [*] percent ([*]%) and only to the extent such milestones occur subsequent to Lilly exercising its option with respect to Compound 1508Y.

                           (iii) ROYALTIES. Upon Lilly exercising its option
with respect to Compound 1508Y, SIBIA shall be entitled to earn royalties with respect to Product derived from Compound 1508Y pursuant and subject to all of the royalty terms set forth in Section 5.2 (including, without limitations appropriate CPI adjustments as described in Section 5.2(a)) and other terms as described in this Agreement except that the royalty percentages and royalty tiers as set forth in Section 5.2(a) of this Agreement for Product derived from Compound 1508Y shall change to the following:


    CALENDAR YEAR NET SALES OF EACH            ROYALTY % ON NET SALES OF EACH
     PRODUCT DERIVED FROM COMPOUND             PRODUCT DERIVED FROM COMPOUND
         1508Y IN TERRITORY                        1508Y WITHIN EACH TIER
     -----------------------------             ------------------------------
Tier 1 = [*]                                               [*]
Tier 2 = [*]                                               [*]


                           (iv) NO OTHER CONSIDERATION. Except for the
consideration as specifically set forth in this Section 6.2(a) of this Agreement, SIBIA shall not be entitled to any other consideration under this Agreement with respect to Compound 1508Y (and/or Product derived therefrom).


* CONFIDENTIAL TREATMENT REQUESTED


                                      34.

                      (b) COMPOUND 1553A. In the case of Compound 1553A the following modification to the terms described in this Agreement shall be applicable:

                           (i) EXERCISE FEE. Within thirty (30) days of Lilly
exercising such Compound 1508Y/1553A Option for Compound 1553A, Lilly shall pay SIBIA [*] Dollars ($[*]).

                           (ii) MILESTONES. SIBIA shall be entitled to earn
future milestone payments in connection with Compound 1553A (and/or Product derived therefrom, as applicable,) as described in Section 5.4 of this Agreement but only to the extent such milestones occur subsequent to Lilly exercising its option with respect to Compound 1553A.

                           (iii) ROYALTIES. Upon Lilly exercising its option
with respect to Compound 1553A, SIBIA shall be entitled to earn royalties with respect to Product derived from Compound 1553A pursuant and subject to all of the royalty terms set forth in Section 5.2 (including, without limitations appropriate CPI adjustments as described in Section 5.2(a)) and other terms as described in this Agreement except that the royalty percentages and royalty tiers as set forth in Section 5.2(a) of this Agreement for Product derived from Compound 1553A shall change to the following:


 CALENDAR YEAR NET SALES OF EACH               ROYALTY % ON NET SALES OF EACH
 PRODUCT DERIVED FROM COMPOUND                  PRODUCT DERIVED FROM COMPOUND
    1553A IN TERRITORY                              1553A WITHIN EACH TIER
 -----------------------------                  -----------------------------
Tier 1 = [*]                                                       [*]
Tier 2 = [*]                                                       [*]


                           (iv) NO OTHER CONSIDERATION. Except for the
consideration as specifically set forth in this Section 6.2(b) of this Agreement, SIBIA shall not be entitled to any other consideration under this Agreement with respect to Compound 1553A (and/or Product derived therefrom).


                                    ARTICLE 7

                 MANUFACTURE OF PROJECT COMPOUND AND/OR PRODUCT

               7.1 MANUFACTURER OF PROJECT COMPOUND AND/OR PRODUCT. Except as the Parties may otherwise agree in writing, Lilly (or an agent of Lilly, as Lilly may elect) shall have the exclusive right to manufacture Project Compound and/or Product derived therefrom.

               7.2 TRANSFER OF POSSESSION OF SIBIA KNOW-HOW AND PROJECT KNOW-HOW. To assist Lilly in the manufacture of Project Compound and/or Product derived therefrom (and consistent with licenses granted to Lilly under this Agreement and ownership provisions of Article 9 of this Agreement), to the extent not already transferred to Lilly hereunder, SIBIA shall promptly disclose (and transfer ownership, if applicable) to Lilly (or such Third Party as Lilly


* CONFIDENTIAL TREATMENT REQUESTED


                                      35.

may elect) any SIBIA Know-How and or Project Know-How required and/or reasonably useful in order to enable Lilly (or such Third Party) to manufacture Project Compound and/or Product derived therefrom and shall provide Lilly (or such Third Party), all reasonable assistance required in order to efficiently accomplish such transfer


                                    ARTICLE 8

                            RECORD-KEEPING AND AUDITS

               8.1 RECORDS RETENTION. Each Party shall record, to the extent practical, all Information relating to the Project in written or electronic form. To the extent practical, such written records shall be kept separately from written records documenting other research and development of such Party. All such written records of each Party shall be maintained in a form sufficient to satisfy regulatory authorities. Each Party shall require its employees and consultants to disclose any inventions relating to the Project in writing promptly after conception. Furthermore, the Parties, as applicable, shall keep complete and accurate records pertaining to the Project to confirm the efforts hereunder. For those records pertaining to Lilly's commercialization efforts (including records necessary to confirm the information contained in the reports provided pursuant to Section 5.2(h)), for the sole purpose of determining the accuracy of calculations royalty for any payment due hereunder, such records shall be maintained for a two (2) year period following the year in which any such efforts or payments were made hereunder. Similarly, for those records pertaining to SIBIA's Project efforts for the sole purpose of determining the accuracy of calculations of Project funding as described under Article 2.2 of this Agreement, such records shall be maintained for a two (2) year period following the year in which any such efforts or payments were made hereunder. Finally, notwithstanding the foregoing, for those records pertaining to the Parties actual research and development efforts hereunder (including, without limitation, any data, results and/or information derived therefrom), such records shall be maintained for a fifteen (15) year period following the Calendar Year in which any such efforts were made hereunder except for those records pertaining to regulatory filing and other regulatory commitments (e.g. manufacturing tickets, manufacturing procedures, etc.) such records shall be held for such period as is mutually agreed upon between the Parties in writing that is reasonably necessary to comply with regulatory requirements.

               8.2 AUDIT REQUEST. Each of the Parties shall have the right to request an audit of such records as described in Section 8.1 of this Agreement (to the extent relevant to the issue at hand), at its own expense and on an annual basis (to the extent practicable in conjunction with the audited Party's annual audit), to determine, with respect to any of the two (2) preceding Calendar Years, the correctness of any report or payment made under this Agreement. If a Party desires to audit such records, it shall utilize the independent, certified public accountant of the other Party, to examine such records. Such accountant shall be instructed to provide the Party desiring the audit a report on the findings of the agreed upon procedures which verifies any previous report made or payment submitted by the audited Party during such period. The expense of such audit shall be borne by the Party requesting the audit; provided, however, that if an error to the detriment of the auditing Party of more than ten percent (10%) is discovered, then such expenses shall be paid by the audited Party. Any Information received by a Party pursuant to this
Section 8.2 shall be deemed to be Confidential Information hereunder. Notwithstanding


                                      36.

anything to the foregoing, in connection with sublicensees' Net Sales and royalty obligations related thereto, the audit rights described under this
Section 8.2 of the Agreement shall be limited solely to confirmation of said sublicensees' Net Sales.

        In the event such examination reveals that additional payments were owed to the Party requesting the audit during such period, the additional payments (and, if applicable, reimbursement of the expenses incurred with respect to such audit) shall be paid by the audited Party within thirty (30) days of the date the audited Party receives a written report prepared by the independent certified public accountants specifying the basis for its determination. Conversely, in the event that such examination reveals that the audited Party overpaid the auditing Party an amount payable hereunder, then the Party requesting the audit shall pay the audited Party within thirty (30) days of written notification of such examination determination an amount equal to such overpayment. Upon the expiration of two (2) years following the end of any Calendar Year, the audit right hereunder shall expire with respect to such Calendar Year and the calculation of amounts payable with respect to such Calendar Year shall be binding and conclusive upon both Parties and each Party shall be released from any liability or accountability with respect to payments for such Calendar Year.

               8.3 SURVIVAL. This Article 8 shall survive any termination of this Agreement for a period of two (2) years.


                                    ARTICLE 9

                               INVENTIONS/KNOW-HOW

               9.1 OWNERSHIP OF PROJECT RIGHTS.

                      (a) PRODUCT PROJECT RIGHTS. Except, as otherwise set forth herein, all Project Rights specific to Project Compounds and Products derived therefrom, (collectively referred hereinafter as "Product Project Rights"), shall be owned solely by Lilly. SIBIA hereby disclaims any right, title or interest in the Product Project Rights.

        In order to ensure such sole ownership interest in Product Project Rights is fully vested in Lilly, SIBIA shall (or shall cause its subcontractor or other agents conducting Project services hereunder to do the same) promptly after the conception, discovery, invention and/or development of Product Project Rights cooperate with Lilly in completing any patent applications relating to such Product Project Rights, and in executing and delivering any instrument that may be reasonably required to assign, convey or transfer to Lilly any ownership interest, if any, that SIBIA may have in such Product Project Rights. Moreover, promptly after the conception, discovery, invention and/or development of Product Project Rights, SIBIA shall, to the extent not already in Lilly's possession, furnish (and shall cause any subcontractor or agent used by SIBIA in providing Project services hereunder to furnish) to Lilly all Information encompassed in Product Project Rights.

                      (b) NONPRODUCT PROJECT RIGHTS. Except as otherwise set forth herein, all Project Rights other than Product Project Rights (collectively referred hereinafter as "NonProduct Project Rights"), shall be owned jointly by the Parties.


                                      37.

        In order to ensure such joint ownership interest in NonProduct Project Rights is jointly vested in the Parties, the Parties each, as applicable, shall promptly after the conception, discovery, invention and/or development of NonProduct Project Rights (or shall cause its subcontractor or other agents conducting Project services hereunder to do the same) cooperate with each other in completing any patent applications relating to such NonProduct Project Rights, and in executing and delivering any instrument that may be reasonably required to assign, convey or transfer a joint ownership interest in such NonProduct Project Rights to each Party. Moreover, promptly after the conception, discovery, invention and/or development of NonProduct Project Rights, each Party shall, as applicable, to the extent not already in the other Parties possession, shall furnish (and shall cause any subcontractor or agent used by such Party in providing Project services hereunder to furnish) Information encompassed in such NonProduct Project Rights.

                      (c) EXCLUSIVE LICENSE TO CERTAIN NONPRODUCT PROJECT RIGHTS. To the extent that a particular NonProduct Project Rights has application to Project Compound and/or Product derived therefrom (and only to such extent), SIBIA hereby grants Lilly an exclusive license to SIBIA's joint ownership interest in such NonProduct Project Rights to make, use (including, without limitation, uses of NonProduct Project Rights to identify, screen, discover, research, develop and commercialize Project Compound(s) and Products derived therefrom), sell, offer to sell and import Project Compounds and Products derived therefrom. For example, in the case that certain NonProduct Project Rights relate to certain formulation technology that has application specific to Project Compound (including Product derived therefrom), as well as broader application for other Compounds, Lilly would have an exclusive license as described above to such formulation with respect to such Project Compound (and Product derived therefrom) but such license would not extend to the broader application of such formulation technology. The Parties agree that all rights and licenses granted under or pursuant to this Section 9.1(c) are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as such section may be amended, licenses to rights to "intellectual property" as defined in the Bankruptcy Code. The Parties agree that Lilly, as licensee of such rights, shall retain and may exercise all of its rights and elections under the Bankruptcy Code, including, without limitation, Section 365(n).

               9.2 PROJECT PATENT FILINGS. Lilly will prepare, file, prosecute and maintain Patent Applications for all Project Patent Rights and shall be responsible for related interference proceedings, except that SIBIA will prepare, file, prosecute and maintain Patent Applications for Project Patent Rights that are assigned to SIBIA pursuant to this Section 9.2, and shall be responsible for related interference proceedings. The Parties will endeavor to ensure that such Patent Applications are filed before any public disclosure by either Party in order to maintain the validity of Patent Applications filed outside of the United States. At least thirty (30) days prior to the contemplated filing date, Lilly shall submit to SIBIA a substantially completed draft of any Patent Application arising under this Agreement and will make a reasonable effort to adopt SIBIA's suggestions regarding such draft. Furthermore, Lilly will confer with SIBIA and make a reasonable effort to adopt SIBIA's suggestions regarding the prosecution of such Patent Applications and will copy SIBIA with any official actions and submissions in such Patent Applications. For all Project Patent Rights included in Product Project Rights that Lilly has the responsibility of preparing, filing, prosecuting and maintaining, Lilly will bear the cost of such preparation, filing, prosecution and maintenance. For all Project Patent Rights included in


                                      38.

NonProduct Project Rights that Lilly has the responsibility of preparing, filing, prosecuting and maintaining, the Parties will equally share the cost of such preparation, filing, prosecution and maintenance.

        Should Lilly (at its discretion) not wish to file, prosecute, maintain or issue any Patent Application, or maintain a Patent issuing from any such Patent Application, for Project Patent Rights for which it has the responsibility of preparing, filing, prosecuting and maintaining such Patents or Patent Applications in any particular country, Lilly will provide SIBIA with thirty (30) days advance written notice of its intentions ("Lilly's Patent Discontinuance Election"). Upon SIBIA's receipt of Lilly's Patent Discontinuance Election, SIBIA may elect to have the right to file, prosecute, maintain or issue any such Patent or Patent Application at its own expense by providing Lilly with written notice of the same within thirty (30) days of its receipt of the Lilly's Discontinuance Election. Upon such election by SIBIA: (i) Lilly shall grant SIBIA any necessary authority to file, prosecute, issue and maintain such Patent Application or maintain such Patent with respect to the Project Patent Rights at issue; and (ii) Lilly shall assign such Patent or Patent Application to SIBIA. Until such assignment of the Project Patent Rights at issue is complete Lilly shall take reasonable efforts to maintain or otherwise ensure that patent protection will not be lost with respect to such Project Patent Rights provided SIBIA does not unreasonably delay the assignment thereof. Finally, upon such assignment of the Project Patent Rights at issue, SIBIA shall grant Lilly a royalty free nonexclusive right to use the same for any and all purposes.

        Should SIBIA (at its discretion) not wish to share the costs of filing, prosecuting, maintaining or issuing any Patent Application, or maintaining a Patent issuing from any such Patent Application, for Project Patent Rights included in Non-Product Project Rights as described in this Section 9.2 of this Agreement, SIBIA will provide Lilly with thirty (30) days advance written notice of its intentions ("SIBIA Patent Cost Discontinuance Election"). Upon Lilly's receipt of SIBIA's Patent Cost Discontinuance Election, Lilly may elect to pay such cost. Upon such election by Lilly: (i) SIBIA shall grant, to the extent not already possessed by Lilly, SIBIA any necessary authority to file, prosecute, issue and maintain such Patent Application or maintain such Patent with respect to the Project Patent Rights at issue; and (ii) SIBIA shall assign any and all of its interest that it may have in such Patent or Patent Application to Lilly; and; (iii) such Patent or Patent Application shall no longer be deemed a Project Patent Right.

               9.3 SIBIA'S FAILURE TO MAINTAIN SIBIA PATENT RIGHTS. Should SIBIA not wish to file, prosecute, maintain or issue any Patent Application, or maintain a Patent issuing from any such Patent Application, for SIBIA Patent Rights in any particular country, SIBIA will provide Lilly with thirty (30) days advance written notice of its intentions ("SIBIA's Patent Discontinuance Election"). Upon Lilly's receipt of SIBIA's Patent Discontinuance Election, Lilly may elect to have the right to file, prosecute, maintain or issue any such Patent or Patent Application at its own expense by provided SIBIA with notice of the same within thirty (30) days of its receipt of the SIBIA's Discontinuance Election. Upon such election by Lilly: (i) SIBIA shall grant Lilly any necessary authority to file, prosecute, issue and maintain such Patent Application or maintain such Patent; (ii) SIBIA shall assign such Patent or Patent Application to Lilly and; (iii) such Patent or Patent Application shall no longer be deemed a SIBIA Patent Right. Until such assignment of SIBIA Patent Rights is complete SIBIA shall take reasonable efforts to maintain or otherwise ensure that patent protection will not be lost with respect to the


                                      39.

SIBIA Patent Rights at issue provided Lilly does not unreasonably delay the assignment thereof. Finally, upon such assignment of SIBIA Patent Rights, Lilly shall grant SIBIA a royalty free nonexclusive right to use the same for any and all purposes except for those purposes exclusively licensed to Lilly under this Agreement.

               9.4 PUBLIC DISCLOSURE. Each Party agrees to delay any public disclosure of the subject matter of any Patent Application until after filing of such Patent Application.

               9.5 NOTICE OF CERTIFICATION. SIBIA and Lilly each shall immediately give notice to the other of any certification filed under the U.S. "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that a Patent under SIBIA Patent Rights or Project Patent Rights is invalid or that any infringement will not arise from the manufacture, use, import, offer for sale or sale of any product by a Third Party. If Lilly, in the case of Project Patent Rights, or SIBIA, in the case of SIBIA Patent Rights (as applicable, the "Initiating Party") decides not to bring infringement proceedings against the entity making such a certification, the Initiating Party shall give notice to the other Party of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. The other Party may then, but is not required to, bring suit against the Third Party that filed the certification. Any suit by Lilly or SIBIA shall either be in the name of Lilly or in the name of SIBIA, or jointly by Lilly and SIBIA, as may be required by law. For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

               9.6 PATENT TERM EXTENSIONS. The Parties shall cooperate with each other in gaining patent term extension wherever applicable to SIBIA Patent Rights, or Project Patent Rights covering Project Compound and/or Product derived therefrom. The Party first eligible to seek extension of such Patent shall have the right to do so; provided the first Party shall consult with the other Party before making the election. All filings related to SIBIA Patent Rights and Project Patent Rights for such extensions and certificates shall be made by the Party responsible for such filing prosecution and maintenance in accordance with Article 9, provided, however, that in the event that the Party by whom responsible for such filing elects not to file for an extension or supplementary protection certificate, such Party shall (i) inform the other Party of its intention not to file and (ii) grant the other Party the right to file for such extension or certificate in accordance with the discontinuance provisions of Section 9.2 and 9.3 of this Agreement.


                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

               10.1 SIBIA REPRESENTATIONS. SIBIA hereby represent and warrant to Lilly as follows:

                      (a) PATENTS, PRIOR ART. SIBIA represents and warrants that, to the best of SIBIA's belief, it has sufficient legal and/or beneficial title under SIBIA Patent Rights and SIBIA Know-How as is necessary to grant the licenses contained herein. Moreover, SIBIA


                                      40.

represents and warrants that it is not aware of any communications alleging that it has violated or, by conducting its business as currently proposed under this Agreement, would violate any of the Intellectual Property Rights of any Third Party. Finally, SIBIA represents and warrants, to the best of SIBIA's belief, there is no material unauthorized use, infringement or misappropriation by SIBIA of such Intellectual Property Rights as described in the preceding sentence of this Section 10.1(a) of this Agreement. For purposes of this Section 10.1 of this Agreement, the term "Intellectual Property Rights" means all patent rights, copyrights, trademarks, trade secret rights and know-how rights necessary or useful to make, use, sell, offer for sale, and import Compounds, Project Compounds and any products derived therefrom.

                      (b) FULL DISCLOSURES. SIBIA represents and warrants that it believes that it has provided Lilly with all information that Lilly has requested for deciding the merits of entering into this Agreement and all information reasonably useful or necessary to enable Lilly to make an informed decision regarding entering into this Agreement including, without limitation, all relevant information pertaining to the Meiji/SIBIA Contract that potentially could have an impact on this Agreement and/or rights granted hereunder.

                      (c) MEIJI/SIBIA CONTRACT - LICENSED PATENT. SIBIA represents and warrants that the term "Licensed Patents" as defined in Section
1.2 of the Meiji/SIBIA Contract means only the SIBIA Patent Application filed in Japan and designated as application [*] and that to the extent that a Compound is not covered by the Licensed Patents the Compound that may be selected under the Meiji Backup Option shall only include Compounds being pursued by SIBIA for the primary indication of Parkinson's disease and; therefore SIBIA hereby agrees that it will use its best efforts to act in a manner consistent with such representation and warranty.

                      (d) EMPLOYEE OBLIGATIONS. SIBIA hereby represent and warrant that, all of its employees, officers and consultants who will work on the Project have legal obligations requiring, in the case of employees and officers, assignment to SIBIA of all inventions made during the course of and as a result of their association with SIBIA and obligating the individual to maintain as confidential the confidential information of SIBIA, as well as the confidential information of a Third Party which SIBIA may receive.

                      (e) COMPLIANCE WITH LAWS. SIBIA hereby represents and warrants that in carrying out its work under the Project such work shall be carried out in compliance with any applicable laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted. Moreover, SIBIA represents and warrants that in connection with carrying out its work under the Project, as applicable based on the specific work to be conducted, it will carry out such work under the Project in accordance with current cGLP, cGCP, cGMP.

                      (f) NO DEBARMENT. SIBIA hereby represents and warrants that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to the other that none of it, its employees, or any person providing services to SIBIA in connection with the collaboration contemplated by this Agreement have been debarred under the provisions of such Act.


* CONFIDENTIAL TREATMENT REQUESTED


                                      41.

                      (g) ADVERSE EVENT REPORTING. SIBIA hereby represents and warrants that under the Meiji/SIBIA contract it has the rights to receive information reasonably necessary for it to comply with its adverse event reporting requirements as described in Section 3.5 of this Agreement.

                      (h) YEAR 2000. SIBIA hereby represents and warrants to Lilly that it shall use commercially reasonable efforts necessary to ensure its obligations under this Agreement are not materially delayed, interrupted or otherwise hindered to the detriment of Lilly due to: (i) the business systems and/or computer systems of SIBIA ceasing to function or otherwise malfunctioning because of date-based problems related to the Year 2000; or (ii) the business systems and/or computer systems of any Third Party on which SIBIA is dependent ceasing to function or otherwise malfunctioning because of date-based problems related to the Year 2000.

               10.2 LILLY REPRESENTATIONS. Lilly hereby represents and warrant to SIBIA as follows:

                      (a) EMPLOYEE OBLIGATIONS. Lilly hereby represent and warrant that, all of its employees, officers and consultants have legal obligations requiring, in the case of employees and officers, assignment to Lilly of all inventions made during the course of and as a result of their association with Lilly and obligating the individual to maintain as confidential the confidential information of Lilly, as well as the confidential information of a Third Party which Lilly may receive.

                      (b) COMPLIANCE WITH LAWS. Lilly hereby represents and warrants that in carrying out its work under the Project such work shall be carried out in compliance with any applicable laws including, without limitation, federal, state, or local laws, regulations, or guidelines governing the work at the site where such work is being conducted. Moreover, Lilly represents and warrants that in connection with carrying out its work under the Project, as applicable based on the specific work to be conducted, it will carry out such work under the Project in accordance with current cGLP, cGCP, cGMP.

                      (c) NO DEBARMENT. Lilly hereby represents and warrants that it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and will upon request certify in writing to the other that none of it, its employees, or any person providing services to Lilly in connection with the collaboration contemplated by this Agreement have been debarred under the provisions of such Act.

                      (d) YEAR 2000. Lilly hereby represents and warrants to SIBIA that it shall use commercially reasonable efforts necessary to ensure its obligations under this Agreement are not materially delayed, interrupted or otherwise hindered to the detriment of SIBIA due to: (i) the business systems and/or computer systems of Lilly ceasing to function or otherwise malfunctioning because of date-based problems related to the Year 2000; or (ii) the business systems and/or computer systems of any Third Party on which Lilly is dependent ceasing to function or otherwise malfunctioning because of date-based problems related to the Year 2000.


                                      42.

               10.3 DISCLAIMER OF WARRANTIES. THE PARTIES UNDERSTAND THAT THE PROJECT INVOLVES EARLY STAGE TECHNOLOGIES THAT HAVE NOT BEEN APPROVED BY ANY REGULATORY AUTHORITY AND THAT NEITHER PARTY GUARANTEES THE SAFETY OR USEFULNESS OF ANY OF THE PROJECT COMPOUNDS, THE PRODUCTS, THE PROJECT RIGHTS, THE SIBIA RIGHTS OR ANY OTHER TECHNOLOGIES USED IN THE COURSE OF THE PROJECT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE 11

                       INFRINGEMENT OF THIRD PARTY RIGHTS

               11.1 NOTICE. If the research, development, manufacture, use or sale of Project Compound and/or Products derived therefrom results in a claim for patent infringement, the Party to this Agreement first having notice shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim in reasonable detail.

               11.2 LITIGATION NOT INVOLVING SIBIA PATENT RIGHTS. Lilly shall defend against any such Third Party claim of infringement involving the research, development, manufacture, use or sale of Project Compound and/or Product derived therefrom that do not involve SIBIA Patent Rights. SIBIA shall cooperate with Lilly at Lilly's request in such defense and shall have the right to be represented by counsel of its own choice and at SIBIA's expense. If Lilly is required by a final court order or a settlement entered into in good faith to make payments (including royalty payments on future Net Sales of Products by Lilly) to a Third Party in connection with the disposition of such claim, Lilly shall make all such payments, which shall be deemed a cost associated with the acquisition of intellectual property as described in Section 5.2(f)(2) and, therefore shall be creditable against royalties in accordance with and subject to the provisions of Section 5.2(f)(2) and (3).

               11.3 LITIGATION INVOLVING SIBIA PATENT RIGHTS. Lilly shall defend against any such Third Party claim of infringement involving the research, development, manufacture, use or sale of Project Compound and/or Product derived therefrom that involve SIBIA Patent Rights. SIBIA shall cooperate with Lilly at Lilly's request in such defense and shall have the right to be represented by counsel of its own choice at SIBIA's expense. If Lilly is required by a final court order or a settlement entered into in good faith to make payments (including royalty payments on future Net Sales of Products by Lilly) to a Third Party in connection with the disposition of such claim, Lilly shall make all such payments, which shall be deemed a cost associated with the acquisition of intellectual property as described in Section 5.2(f)(1) and, therefore shall be creditable against royalties in accordance with and subject to the provisions of
Section 5.2(f)(1) and (3) (except that the provisions of Section 5.2(f)(1) as it relates to SIBIA's ability to acquire such rights and/or demonstrate a dominant intellectual property position shall not be applicable under this Section 11.3 of this Agreement).


                                      43.

                                   ARTICLE 12

                          INFRINGEMENT BY THIRD PARTIES

               12.1 NOTICE. If any of the SIBIA Rights or Project Rights that involve Project Compound and/or any Product derived therefrom is infringed and/or misappropriated by a Third Party, the Party first having knowledge of such infringement/misappropriation shall promptly notify the other in writing. The notice shall set forth the facts of such infringement and/or misappropriation in reasonable detail.

               12.2 PROSECUTION OF ACTIONS INVOLVING PROJECT COMPOUND AND/OR PRODUCT.

                      (a) Lilly shall have the primary right, but not the obligation, to institute, prosecute and control any action or proceeding with respect to any infringement/misappropriation of any of the SIBIA Rights or Project Rights arising from the use thereof and involving Project Compound and/or Product derived therefrom, by counsel of its own choice. SIBIA shall cooperate with Lilly at Lilly's request in the prosecution of such action or proceeding. If Lilly reasonably determines that SIBIA is an indispensable party to the action, SIBIA hereby consents to be joined. In such event, SIBIA shall have the right to be represented in that action by counsel of its own choice and at SIBIA's expense provided that if SIBIA has not yet received any royalties under this Agreement at the time that such legal counsel expense is incurred Lilly shall reimburse SIBIA for such expenses incurred (to the extent such expenditures are reasonable) and such reimbursement amount paid to SIBIA will be completely creditable by Lilly against future royalties paid to SIBIA (including damages that would be otherwise paid to SIBIA pursuant to Section 12.2(d)) under this Agreement.

        In the event that Lilly is obligated to reimburse SIBIA for legal counsel expenditures incurred by SIBIA as described in this Section 12.2(a), SIBIA hereby agrees that it will use its best efforts (without jeopardizing its legal rights) to mitigate any such legal counsel expenditures and to that end further agrees (to the extent that a conflict of interest does not exist) SIBIA shall consult with Lilly regarding its litigation strategy and estimated costs related thereto with an intent of mitigating such legal expenditures incurred by SIBIA.

                      (b) If Lilly fails to bring an action or proceeding within a period of ninety (90) days after receiving written notice from SIBIA or otherwise having knowledge of that infringement/misappropriation of SIBIA Rights and/or Project Rights involving Project Compound and/or Product derived therefrom, as described in Section 12.2(a) of this Agreement, SIBIA shall have the right to bring and control any such action by counsel of its own choice and expense. If SIBIA reasonably determines that Lilly is an indispensable party to the action, Lilly hereby consents to be joined. In such event, Lilly shall have the right to be represented in that action by counsel of its own choice and at Lilly's expense provided that if Lilly has not yet sold a Project Compound or Product at the time that such expense is incurred SIBIA shall reimburse Lilly for such expenses incurred (to the extent such expenses are reasonable) and such reimbursement amount paid to Lilly will be completely creditable by SIBIA against damages that would be otherwise paid to Lilly under Section 12.2(e) of this Agreement and any remaining balance thereof will be paid back to SIBIA within thirty (30) days after Lilly is obligated to make a royalty payment to SIBIA under this Agreement.


                                      44.

        In the event that SIBIA is obligated to reimburse Lilly for legal counsel expenditures incurred by Lilly as described in this Section 12.2(b), Lilly hereby agrees that it will use its best efforts (without unreasonably jeopardizing its legal rights) to mitigate any such legal counsel expenditures and to that end further agrees (to the extent that a conflict of interest does not exist) it shall consult with SIBIA regarding its litigation strategy and estimated costs related thereto with an intent of mitigating such legal expenditures incurred by Lilly.

                      (c) No settlement, consent judgment or other voluntary final disposition of a suit under this Section 12.2 may be entered into without the joint consent of Lilly and SIBIA (which consent shall not be unreasonably withheld).

                      (d) If Lilly brings action, any damages or other monetary awards recovered by Lilly attributable to sales of Project Compounds and/or Products derived therefrom, shall be applied first to defray the costs and expenses incurred in the action. If any balance remains, Lilly shall pay SIBIA an amount equal to the royalty that SIBIA would otherwise be entitled to under this Agreement if such remaining balance was treated as Net Sales.

                      (e) If Lilly fails to bring action and SIBIA brings action, any damages or other monetary awards recovered by SIBIA attributable to sales of Project Compounds and/or Product derived therefrom, shall be applied first to defray the costs and expenses incurred in the action. If any balance remains, SIBIA shall pay Lilly [*] percent ([*]%) of such balance.

               12.3 INFRINGEMENT OF PROJECT RIGHTS NOT INVOLVING THE PROJECT COMPOUND OR PRODUCTS. In the event that any of the Project Rights not involving the Project Compounds and/or Products derived therefrom, is infringed and/or misappropriated by a Third Party, the Party first having knowledge of such infringement and/or misappropriation shall notify the other as set forth above and the Parties shall consult with each other as to how they should proceed, but each Party shall be free to pursue or protect its own respective interests to the extent it is legally entitled to do so.

               12.4 INFRINGEMENT OF SIBIA RIGHTS NOT INVOLVING THE PROJECT COMPOUND OR PRODUCTS. In the event that any of the SIBIA Rights not involving the Project Compounds and/or Products derived therefrom, is infringed and/or misappropriated by a Third Party, the Party first having knowledge of such infringement and/or misappropriation shall notify the other as set forth above and the Parties shall consult with each other as to how they should proceed, but each Party shall be free to pursue or protect its own respective interests to the extent it is legally entitled to do so.

        SIBIA hereby agrees to use commercially reasonable efforts to diligently enforce SIBIA Rights not involving the Project Compounds and/or Product derived therefrom against any Third Party that infringes and/or misappropriates the same. Any damages or other monetary awards recovered by SIBIA as a result of it solely bringing an action against a Third Party for the infringement and/or misappropriation of SIBIA Rights that do not involve the Project Compounds and/or Products derived therefrom shall vest solely in SIBIA.


* CONFIDENTIAL TREATMENT REQUESTED


                                      45.

                                   ARTICLE 13

                             MUTUAL INDEMNIFICATION

               13.1 RESPONSIBILITY AND CONTROL. Lilly and SIBIA shall each be solely responsible for the safety of its own employees, agents, licensees or sublicensees with respect to effort employed under the Project and each shall hold the other harmless with regard to any liability for damages or personal injuries resulting from acts of its respective employees, agents or Affiliates.

               13.2 INDEMNIFICATION CLAIMS. Except for claims for infringement as provided in Article ll, each Party, (the "Indemnifying Party") hereby agrees to indemnify, defend and hold harmless the other Party and its Affiliates, and their respective officers, directors, agents and employees from and against any and all suits, claims, actions, demands, liabilities, expenses and/or losses, including reasonable attorneys' fees and other costs of defense ("Claims") resulting directly or indirectly from: (1) the efforts employed by the Indemnifying Party under the Project; (2) breach of any warranty under this Agreement by the Indemnifying Party; or (3) the manufacture, use, handling, storage, sale or other disposition of Project Compound and/or Product derived therefrom by the Indemnifying Party, its Affiliates, agents or sublicensees, but only to the extent such Claims result from the negligence or intentional misconduct of the Indemnifying Party or its employees and agents and do not result from the negligence or intentional misconduct of the party seeking indemnification.

               13.3 INDEMNIFICATION PROCEDURES. Any Party entitled to indemnification under this Article 13 shall give prompt written notice to the Indemnifying Party of any Claims with respect to which it seeks indemnification, and the Indemnifying Party shall have the option to assume the defense of such Claims with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed by the Indemnifying Party with counsel so selected, the Indemnifying Party will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims. Except with the prior consent of the indemnified party, which consent shall not be unreasonably withheld, the Indemnifying Party may not enter into, any settlement of such litigation unless such settlement includes an unqualified release of the indemnified party.


                                   ARTICLE 14

                                 CONFIDENTIALITY

               14.1 CONFIDENTIALITY; EXCEPTIONS. With respect to all: (i) Information regardless of which Party furnishes such Information (including without limitation Information encompassed in Project Rights); and (ii) other information furnished by one Party to the other Party pursuant to this Agreement, either in writing or orally (collectively, "Confidential Information"), the Party receiving such Confidential Information shall maintain the confidential and proprietary status of such Confidential Information, keep such Confidential Information and each part thereof within its possession or under its control, use all its reasonable efforts to prevent the disclosure of any Confidential Information to any other person, and use all its


                                      46.

reasonable efforts to ensure that such Confidential Information is used only for those purposes specifically authorized by this Agreement. These mutual obligations of confidentiality shall apply until five (5) years after termination of this Agreement, but such obligations shall not apply to any information to the extent that such information is:

                      (a) independently developed by such Party outside the scope and not in violation of this Agreement;

                      (b) in the public domain at the time of its receipt or thereafter becomes part of the public domain through no fault of the recipient;

                      (c) received without an obligation of confidentiality from a Third Party having the right to disclose such information;

                      (d) released from the restrictions of this Section 14.1 by the express written consent of the disclosing Party;

                      (e) disclosed to any Affiliate, sublicensee or subcontractor (including potential sublicensee or subcontractors) of Lilly hereunder (provided that such sublicensee or subcontractor or potential sublicensee or subcontractor is subject to the provisions of this Section 14.1) or, in the case of SIBIA, disclosed to any Affiliate, sublicensee or subcontractor (including potential sublicensee or subcontractors) of SIBIA hereunder (provided that such sublicensee or subcontractor or potential sublicensee or subcontractor is for purposes of conducting research and/or development efforts under the Project pursuant to Section 2.3 of this Agreement and is subject to the provisions of this Section 14.1);

                      (f) required by law, statute, rule or court order to be disclosed (the disclosing Party shall, however, use reasonable efforts to obtain confidential treatment of any such disclosure, consult with the other Party and permit the other Party to participate in seeking an appropriate protective order);

                      (g) disclosed to any Affiliate, sublicensee or subcontractor (including potential sublicensee or subcontractors) of SIBIA hereunder (provided that such sublicensee or subcontractor or potential sublicensee or subcontractor is subject to the provisions of this Section 14.1) and that such disclosure occurs after the termination/expiration of the Project Term and only consists of information that is under SIBIA Patent Rights and/or SIBIA Know-How which has not been exclusively licensed to Lilly under the terms of this Agreement or Non-Product Project Rights; or

                      (h) disclosures of information as Lilly may deem appropriate that occur after the termination/expiration of the Project but only to the extent that such information involves information that Lilly is either the sole owner or exclusive licensee thereof.

                      (i) Notwithstanding the provisions of Section 14.1 hereof, SIBIA and Lilly, as applicable under the terms of this Agreement, may, to the extent necessary, disclose and use Confidential Information to secure patent protection for an invention developed as a result of the collaboration undertaken pursuant to this Agreement or to obtain institutional or government


                                      47.

approval to clinically test or market any Project Compound and/or Product (or Post-Project Compound or Post-Project Product, as the case may be).

               14.2 SURVIVAL. This Section 14 shall survive the termination or expiration of this Agreement for a period of five (5) years.


                                   ARTICLE 15

                                    PUBLICITY

               15.1 DISCLOSURE OF AGREEMENT. Except for disclosures as described in Section 14.1(e), (f), (g) and (h) of this Agreement, neither Party to this Agreement may release any information to any Third Party regarding the terms or existence of this Agreement without the prior written consent of the other Party. Without limitation, this prohibition applies to press releases, educational and scientific conferences, quarterly investor updates, promotional materials, governmental filings and discussions with public officials, the media, security analysts and investors. However, this provision does not apply to any disclosures regarding this Agreement or related information to regulatory agencies such as the FDA or Federal Trade Commission and/or Department of Justice disclosures which may be required by law, including requests for a copy of this Agreement or related information by tax authorities. If any Party to this Agreement determines a release of information regarding the existence or terms of this Agreement (or the Stock Purchase Agreement) is required by law (including releases a may be required to be filed through the Securities Exchange Commission), that Party will notify the other Party as soon as practicable and give as much detail as possible in relation to the disclosure required. The Parties will then cooperate with respect to determining what information should actually be released. The Parties hereby agree that release of a press release upon complete execution of this Agreement is appropriate and such press release shall be in the form as attached hereto as Schedule 15.1.

               15.2 TERMINATIONS. Both Parties agree that if this Agreement is terminated, neither Party will disclose its reasons for not proceeding to any Third Party without the express written consent of the other Party.

               15.3 PUBLICATIONS/MANUSCRIPTS (INFORMATION).

                      (a) PRIOR CONSENT. In accordance with Article 14 of this Agreement (and as except as specifically allowed under Article 14) neither Party may release any Information or other information including, without limitation, any type of publication to any Third Party of any results and/or information derived under the Project without the prior written consent of the other Party.

                      (b) OPPORTUNITY TO REVIEW AND COMMENT. Furthermore, during the term of this Agreement, subject to and in addition to the consent requirement set forth above in Section 15.3(a), each Party shall provide the other with opportunity to review and comment upon any proposed abstracts, manuscripts or proposed presentation that relate to Project Rights, SIBIA Patent Rights and/or SIBIA Know-How at least sixty (60) days prior to their intended submission for publication and agrees, upon request, not to submit such an abstract or manuscript for


                                      48.

publication until the other party is given a reasonable period of time to secure patent protection for any material in such publication which it believes to be patentable. For avoidance of any doubt the provisions of this Section 15.3(b) shall not be construed as limiting or superseding the consent requirements of
Section 15.3(a) of this Agreement.


                                   ARTICLE 16

                              TERM AND TERMINATION

               16.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated in whole or in part as specifically provided in the Agreement, shall continue in effect until the expiration of the later of the Product Royalty Period or Post-Project Project Royalty Period, as applicable.

               16.2 LILLY VOLUNTARY TERMINATION. At any time after twenty-one months after the Effective Date, Lilly may, at its option, terminate this Agreement upon ninety (90) days written notice of the same to SIBIA. Upon a termination under this Section 16.2 of this Agreement, all license rights granted hereunder to Lilly shall terminate forthwith.

               16.3 TERMINATION FOR DEFAULT. If either Party believes the other is in default of any of its material obligations under this Agreement, it may give notice of such default to the other Party, which Party shall have ninety
(90) days in which to remedy such default. Such ninety (90) day period shall be extended in the case of a default not capable of being remedied in such ninety
(90) day period so long as the defaulting Party uses diligent efforts to remedy such default and is pursuing a course of action that, if successful, will effect such a remedy. If such alleged default is not remedied in the time period set forth above, the Party alleging default shall refer the matter to the Executive Vice President and Chief Scientific Officer of SIBIA (or successor position) and the Neuroscience Vice President of Lilly Research Laboratories (or successor position) who shall meet and confer within fifteen (15) days after notice from the non-defaulting Party of its desire for such a meeting. If the Parties are unable to resolve any dispute in such meeting, the nondefaulting Party may give notice of termination, pursuant to this Section 16.3.

        If Lilly terminates this Agreement because of SIBIA's material breach, the licenses granted under this Agreement shall survive such termination. SIBIA shall be entitled to receive royalties and other payments due hereunder to the extent the amount of such royalties are not in dispute until such time as a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes has determined that SIBIA has materially breached this Agreement (the "SIBIA Breach"). After the effective date of a non-appealable SIBIA Breach, royalties under Section 5.2 and milestones under Section 5.4 shall be paid to SIBIA by Lilly at [*] percent ([*]%) of the then-current rate or amount after giving effect to the other applicable royalty and milestone provisions of this Agreement.

        Conversely, if SIBIA terminates this Agreement because of Lilly's material breach, the licenses granted under this Agreement shall terminate except that during pendency of any dispute under this Section 16.3 of this Agreement regarding whether Lilly has committed a material


* CONFIDENTIAL TREATMENT REQUESTED


                                      49.

breach, Lilly's licenses hereunder shall survive until such time as a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes has determined that Lilly has, in fact, materially breached this Agreement provided that Lilly pays any royalties, milestones or other amounts due hereunder during such period to the extent the amount of such royalties, milestones and other amounts are not in dispute.

        Notwithstanding anything to the foregoing, in the event of a dispute regarding royalties owing hereunder, all undisputed amounts shall be paid when due and the balance, if any, shall be paid promptly after settlement of the dispute

        Without limiting the generality of Section 16.3, it shall be a material breach of SIBIA of this Agreement if at any time during any six (6) month period within the Project Term an aggregate of least [*] ([*]%) of the scientists or researchers who are employed by SIBIA, at the Effective Date, and engaged in the research and development of Project Compounds and Products cease to be employed by SIBIA or engaged in the research and development of Project Compounds and Products.

               16.4 SURVIVING RIGHTS/OBLIGATIONS. Termination or expiration of this Agreement shall not terminate Lilly's obligation to pay all milestone payments, royalties and other payments, which shall have accrued hereunder prior to the effective date of such termination or expiration. The obligations of the Parties under Sections 8 (Record-Keeping and Audits), 9 (Patents), 12 (Infringement by Third Parties), 13 (Mutual Indemnification), 14 (Confidentiality), 15 (Publicity) and 16 (Termination) of this Agreement will survive the termination or expiration of this Agreement. Also, termination or expiration of this Agreement shall not relieve either Party from obligations that are expressly indicated to survive termination or expiration of the Agreement. Further, to the extent any licenses granted to Lilly hereunder survive, SIBIA shall promptly provide to Lilly, to the extent it has not already done so under this Agreement, with all Information reasonably useful or necessary for Lilly to exploit such licenses including providing Lilly with reasonable technical assistance in connection with such disclosure of Information.

        Finally, termination or expiration of the Agreement for any reason shall be without prejudice to any rights, which shall have accrued to the benefit of either Party prior to such termination or expiration.

                                   ARTICLE 17

                                SIBIA EXCLUSIVITY

               17.1 SIBIA EXCLUSIVITY OBLIGATION. During the Project Term, SIBIA shall not research, develop and/or commercialize Compounds except pursuant to this Agreement. Also, for [*] after the Project Term provided that Lilly has achieved at least [*] for a Project Compound during the Project Term, SIBIA shall neither enter into any research, development and/or commercialization arrangement with any Third Party regarding Compound(s) nor enter into any discussions with Third Party of the same (the "SIBIA [*] No Partnering Period").


* CONFIDENTIAL TREATMENT REQUESTED


                                      50.

               17.2 LILLY'S FIRST RIGHT OF NEGOTIATION FOR COMPOUNDS DISCOVERED BY SIBIA DURING THE SIBIA [*] NO PARTNERING PERIOD. SIBIA hereby grants Lilly a right of first negotiation to enter into an exclusive license arrangement with SIBIA with respect to each Compound discovered and/or identified by SIBIA during the SIBIA [*] No Partnering Period ("Right of First Negotiation") whereby SIBIA agrees that even after its exclusivity obligation is no longer effective as described in Section 17.1, above, it will neither negotiate nor enter into an arrangement involving a particular Compound at issue in which SIBIA would license/sublicense or otherwise commercialize such Compounds and/or products derived therefrom with a Third Party (the "Third Party Commercialization Arrangement") prior to the expiration of the Lilly Negotiation Period.

        To ensure that Lilly has adequate time to consider whether it should exercise its Right of First Negotiation with respect to a particular Compound at issue SIBIA hereby agrees that prior to negotiating or entering into any Third Party Commercialization Arrangement regarding a particular Compound, SIBIA shall provide Lilly with written notification of its intent to enter into such an arrangement including, without limitation a summary report of all relevant information that would be reasonably useful to a potential licensee of the Compound at issue so as to assess the business opportunity at issue. Upon receipt of such notice, Lilly shall have forty-five (45) days to provide SIBIA with written notification exercising its Right of First Negotiation.

        Lilly's Right of First Negotiation under this Section 17.2 shall expire and have no legal effect with respect to the particular Compound at issue in the event that: (i) Lilly does not provide SIBIA with its written notice to exercise its Right of First Negotiation within the prescribed forty-five (45) day period as described above; (ii) SIBIA and Lilly enter into mutually acceptable written agreement regarding such matter; or (iii) the lapse of ninety (90) days or such other term as is mutually agreed upon in writing by the Parties from the date upon which SIBIA receives written notice from Lilly exercising its Right of First Negotiation (collectively, the "Lilly Negotiation Period").

        For avoidance of any doubt, this Section 17.2 merely obligates SIBIA to abide by the notice provisions set forth herein and not to enter into a Third Party Commercialization Arrangement until such time that the Lilly Negotiation Period has expired (it is understood that the ultimate decision regarding the appropriate party to sublicense rights related to the particular Compound(s) at issue shall be completely within SIBIA's sole discretion).


                                   ARTICLE 18

                                  MISCELLANEOUS

               18.1 AGENCY. Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so.


* CONFIDENTIAL TREATMENT REQUESTED


                                      51.

               18.2 ASSIGNMENT. The Parties acknowledge that the services to be performed by SIBIA under this Agreement require special and unique skills and abilities possessed by SIBIA and that Lilly would not enter into this Agreement but for the fact that SIBIA possessed these skills and abilities. Accordingly, except as otherwise provided herein, neither this Agreement nor any interest hereunder shall be assignable by any Party without the prior written consent of the other (which consent shall not be unreasonably withheld following the conclusion of the Project); provided, however, that either Party may assign this Agreement to (i) any wholly-owned subsidiary in a manner such that the assignor (if it continues as a separate entity) shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder or
(ii) to any successor by merger or sale of substantially all of its business unit to which this Agreement relates. This Agreement shall be binding upon the successors and permitted assignees of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successor's and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section shall be void.

               18.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of the Agreement.

               18.4 FORCE MAJEURE. Neither Party shall be liable to the other for loss or damages for any default or delay attributable to any force majeure event, including but not limited to acts of God, acts of government, war, fire, flood, earthquake, strike, labor dispute and the like, if the Party affected shall give prompt notice of any such cause to the other Party.

               18.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

               If to Lilly, addressed to:   Eli Lilly and Company
                                            Attn:  General Counsel
                                            Lilly Corporate Center
                                            Indianapolis, Indiana 46285
                                            Telephone:  (317) 276-5669
                                            Fax:  (317) 277-3977

               If to SIBIA, addressed to:   SIBIA Neurosciences, Inc.
                                            Attn: Stephen F. Keane
                                            VP Corporate Development
                                            505 Coast Boulevard South
                                            La Jolla, California  92037-4641
                                            Telephone:  (619) 452-5892


                                      52.

               18.6 AMENDMENT. No amendment, modification or supplement of any provision of the Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

               18.7 WAIVER. No provision of the Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

               18.8 COUNTERPARTS. The Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signature of more than one Party but both such counterparts taken together shall constitute one and the same agreement.

               18.9 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

               18.10 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its choice of law rules.

               18.11 SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Agreement. In the event of such invalidity, the Parties shall seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

               18.12 ENTIRE AGREEMENT OF THE PARTIES. This Agreement, including the Schedules attached hereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties hereto, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof.

               18.13 JOINTLY PREPARED. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

               18.14 DISPUTE RESOLUTION. Except for disputes governed under
Section 2.1(g) of this Agreement regarding the Project and/or Work Plans thereunder, any other dispute regarding the interpretation of this Agreement or the enforcement of a Party's rights or obligations hereunder shall be in the first instance be referred to the JDC, if the JDC in good faith cannot resolve such dispute such matter shall be referred to the Vice President and Chief Scientific Officer of SIBIA (or successor positions thereto) and the Neuroscience Vice President of Lilly (or successor positions thereto), unless this Agreement specifically specifies something to the contrary. If the dispute cannot be resolved by the designated individuals within sixty (60) days after such submission, the Parties may assert any remedy available at law or in action brought hereunder and shall be subject to the jurisdiction of the courts (either state or federal) of the State of New York.


                                      53.

               18.15 NON-SOLICITATION OF EMPLOYEES. During the Project Term and for a period of six (6) months thereafter, each Party agrees that it will not directly recruit, solicit or induce any employee of the other Party who is directly associated with the Project to terminate his or her employment with such other Party. However, nothing set forth in this Section shall prohibit a Party from indirectly recruiting, soliciting or inducing such employees to leave the other Party through the use of advertisements in trade journals and the like or from discussing employment opportunities with such employees to the extent such employees contact such Party first.

               18.16 LIMITATION OF LIABILITY. No Party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any Party.

        IN WITNESS WHEREOF, the Parties hereto have as of the Effective Date duly executed this Agreement.


  ELI LILLY AND COMPANY                     SIBIA NEUROSCIENCES, INC.



  By: /s/ AUGUST M. WATANABE                By: /s/ WILLIAM T. COMER
     -------------------------------           -------------------------------
  Name:  August M. Watanabe, M.D.           Name: William T. Comer, Ph.D.
  Title: Executive Vice President           President and C.E.O.


                                      54.

                                  SCHEDULE 1.42
                                       TO
                             COLLABORATION AGREEMENT
                                     BETWEEN
                            SIBIA NEUROSCIENCES, INC.
                                       AND
                              ELI LILLY AND COMPANY


                             PRE-EXISTING COMPOUNDS
--------------------------------------------------------------------------------

[*]

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       1.

[*]

                                 SCHEDULE 1.42

* CONFIDENTIAL TREATMENT REQUESTED

                                       2.

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       3.

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       4.

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       5.

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       6.

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       7.

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       8.

[*]


                                 SCHEDULE 1.42


* CONFIDENTIAL TREATMENT REQUESTED


                                       9.

                                SCHEDULE 1.60(a)
                                       TO
                             COLLABORATION AGREEMENT
                                     BETWEEN
                            SIBIA NEUROSCIENCES, INC.
                                       AND
                              ELI LILLY AND COMPANY

                             U.S. PATENTS - TARGETS
--------------------------------------------------------------------------------

[*]


                                  SCHEDULE 1.60


* CONFIDENTIAL TREATMENT REQUESTED


                                       1.

[*]


                                  SCHEDULE 1.60


* CONFIDENTIAL TREATMENT REQUESTED


                                       2.

[*]


                                  SCHEDULE 1.60


* CONFIDENTIAL TREATMENT REQUESTED


                                       3.

                                SCHEDULE 1.60(b)
                                       TO
                             COLLABORATION AGREEMENT
                                     BETWEEN
                            SIBIA NEUROSCIENCES, INC.
                                       AND
                              ELI LILLY AND COMPANY


[*]


                                  SCHEDULE 1.60


* CONFIDENTIAL TREATMENT REQUESTED


                                       1.

[*]


                                  SCHEDULE 1.60


* CONFIDENTIAL TREATMENT REQUESTED


                                       2.

[*]


                                  SCHEDULE 1.60


* CONFIDENTIAL TREATMENT REQUESTED


                                       3.

[*]


* CONFIDENTIAL TREATMENT REQUESTED


                                       4.

                                 SCHEDULE 2.1(d)
                                       TO
                             COLLABORATION AGREEMENT
                                     BETWEEN
                            SIBIA NEUROSCIENCES, INC.
                                       AND
                              ELI LILLY AND COMPANY


                        WORK PLAN FOR CALENDAR YEAR 1999
--------------------------------------------------------------------------------


                  [TO BE ATTACHED SUBSEQUENT TO EFFECTIVE DATE
              IN ACCORDANCE WITH SECTION 2.1(d) OF THE AGREEMENT.]


                                 SCHEDULE 2.1(d)


                                       1.

                                  SCHEDULE 5.3
                                       TO
                             COLLABORATION AGREEMENT
                                     BETWEEN
                            SIBIA NEUROSCIENCES, INC.
                                       AND
                              ELI LILLY AND COMPANY


                            STOCK PURCHASE AGREEMENT
--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Purchase Agreement") is made as of May 25, 1999 (the "Effective Date") by and between SIBIA NEUROSCIENCES, INC. (the "Company") and ELI LILLY AND COMPANY (the "Investor").

                                    RECITALS

        WHEREAS, the Company and the Investor have entered into that certain Collaboration Agreement of even date herewith (the "Agreement"); and

        WHEREAS, in connection with, and as a condition of the Company entering into, the Agreement, the Investor agrees to purchase from the Company one share of the Company's Series B Convertible Non-Voting Preferred Stock on the terms and subject to the conditions set forth in this Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

1.      Purchase And Sale Of Stock.

        Subject to the terms and conditions hereof, at the Closing (as defined below), the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, one share of Series B Convertible Non-Voting Preferred Stock of the Company (the "Stock") for the purchase price of Five Million Dollars ($5,000,000).

2.      Closing Date; Delivery.

2.1 CLOSING. Subject to the terms of Section 5, the closing of the sale and purchase of the Stock under this Purchase Agreement (the "Closing") shall be held on a date that is no later than thirty (30) days after the Effective Date, at such time and place as the Company and the Investor may mutually agree.


                                  SCHEDULE 5.3


                                       1.

2.2 DELIVERY. At the Closing, subject to the terms and conditions of Section 6, the Company shall deliver to the Investor a stock certificate, registered in the name of the Investor, representing the Stock dated as of the Closing against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by the Company and the Investor.

3.      Representations And Warranties Of The Company

        The Company hereby makes the following representations and warranties to the Investor as of the Effective Date and the Closing:

3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or operations.

3.2 AUTHORIZATION; DUE EXECUTION. The Company has the requisite corporate power and authority to enter into this Purchase Agreement and to perform its obligations under the terms of this Purchase Agreement and, at the Closing, will have the requisite corporate power to sell the Stock. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Purchase Agreement have been taken. This Purchase Agreement has been duly authorized, executed and delivered by the Company, and, upon due execution and delivery by the Investor, this Purchase Agreement will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the indemnification obligations set forth in Section 7.7 may be unenforceable insofar as they relate to violations of state or federal securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles,

3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value S.001, and 5,000,000 shares of Preferred Stock, par value $.001, of which 150,000 shares have been designated Series A Junior Participating Preferred Stock ("Series A Preferred") and one share has been designated Series B Convertible Non-Voting Preferred Stock (the "Series B Preferred"). As of May 18, 1999, there were 9,689,540 shares of Common Stock and no shares of Series A Preferred or Series B Preferred issued and outstanding. The rights, preferences and privileges of the Series B Preferred will, as of the Closing, be as set forth in the Certificate of Designation of the Series B Preferred substantially in the form attached hereto as Schedule 3.3 (the "Certificate of Designation").

3.4 VALID ISSUANCE OF STOCK. The Stock, upon the Closing, when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and non-assessable, not subject to any preemptive right, liens, claims or encumbrances or other restrictions on transfer (other than those arising under federal and state securities laws or the terms of this Purchase Agreement) and, based in part upon the representations of the Investor in this Purchase Agreement, will be issued in compliance with all applicable federal and state securities laws. Upon the Closing, the shares of


                                  SCHEDULE 5.3


                                       2.

Common Stock issuable upon conversion of the Stock (the "Conversion Shares") will have been duly authorized, and when issued and delivered upon conversion of the Shares in accordance with the terms and conditions of the Certificate of Designation, the Conversion Shares will be validly issued, fully paid and non-assessable, not subject to any preemptive right, liens, claims or encumbrances or other restrictions on transfer (other than those arising under federal and state securities laws or the terms of this Purchase Agreement) and, based in part upon the representations of the Investor in this Purchase Agreement, will be issued in compliance with all applicable federal and state securities laws. The certificate representing the Stock is in due and proper form and has been duly and validly executed by the officers of the Company named thereon.

3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Purchase Agreement, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

3.6 SEC FILINGS. The Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, registration statements and other documents required to be filed by it (the "SEC Filings") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The SEC Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such SEC Filings, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7 NO CONFLICT. The execution, delivery and performance by the Company of this Purchase Agreement do not violate any provision of the Company's Restated Certificate of Incorporation or Bylaws, any provision of any order, writ, judgment, injunction, decree, determination or award to which the Company is a party or by which it is bound, any contract filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, or, to the Company's knowledge, any law, rule or regulation currently in effect having applicability to the Company.

3.8 ABSENCE OF LITIGATION. Except as disclosed in the SEC Filings, there is no action, suit, proceeding or investigation (including any such matter related to the Company's intellectual property) pending or currently threatened against the Company or its properties before any court


                                  SCHEDULE 5.3


                                       3.

or governmental agency, which would have a material adverse effect on the Company's business or operations.

3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Filings, since March 31, 1999, (a) neither Company nor any of its subsidiaries or affiliates has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries and affiliates, taken as a whole, (b) there has not been any event, change or occurrence which individually or in the aggregate would have a material adverse effect on the condition (financial or other), assets, business, or results of operations of the Company and its subsidiaries and affiliates, taken as a whole, or the Company's ability to consummate any of the transactions contemplated hereby or to perform its obligations hereunder under this Agreement ("Material Adverse Effect"), and (c) there has not been any change in the capital stock or indebtedness of Company or its subsidiaries or affiliates that would have a Material Adverse Effect. No event has occurred since March 31, 1999, with respect to which the Company would be required to file a Current Report on Forrn 8-K under the Exchange Act.

3.10 CORPORATE DOCUMENTS. The Restated Certificate of Incorporation (including the Certificate of Designation) and By-laws of the Company are in the form previously provided to the Investor.

3.11 FULL DISCLOSURE. The Company believes it has provided the Investor with all information that the Investor has requested for deciding whether to purchase the Stock and all information reasonably necessary to enable the Investor to make such decision. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

3.12 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each employee, consultant and subcontractor of the Company with access to the Company's proprietary information has executed an agreement customary in the industry regarding confidentiality of proprietary information and the assignment of inventions discovered within the scope of work performed on behalf of the Company to the Company. To the Company's knowledge, no such employee, consultant or subcontractor is in violation thereof.

3.13 NO DIVIDENDS OR OTHER DISTRIBUTIONS. There has been no declaration or payment by the Company of any dividend, nor any distribution by the Company of any assets of any kind, to any of its stockholders with respect to any of the Company's securities, except as disclosed in the SEC Filings.

3.14 FDA MATTERS. The Company has not received from the United States Food and Drug Administration a letter (or a threat to deliver such a letter) of non-approval with respect to any product manufactured, marketed, licensed or developed by the Company, or any product which the Company intends to manufacture, market, license or develop.

3.15 CONFLICTS OF INTEREST. Except as set forth in the SEC Filings, the Company has no interest (other than as holders of securities of a publicly-traded company), either directly or


                                  SCHEDULE 5.3


                                       4.

indirectly, in any entity, including, without limitation thereto, any corporation, partnership, joint venture, proprietorship, firm, person, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, or designs, produces and/or sells any products, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to become engaged; (ii) is a supplier, customer, or creditor of the Company, or has an existing contractual relationship with any of the Company's managing employees; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for or used by the Company in the conduct of the Company's business.

3.16 COLLABORATION AGREEMENT. The representations and warranties made by the Company in Article 10 of the Agreement, except to the extent such representations and warranties relate to matters that will occur in the future, are true and correct as of the Effective Date and the Closing.

3.17 REGISTRATION RIGHTS. Except as disclosed in the SEC Filings and pursuant to Section 7 of this Purchase Agreement, the Company is under no contractual obligation to register any of its presently outstanding securities or any of its securities that may subsequently be issued under the Securities Act.

3.18    COMPANY CONTRACTS. Except as disclosed in the SEC Filings and except for
(i) transactions relating to purchases of shares of the Company's securities or options to purchase such securities and (ii) salary payments and fringe benefits paid in the ordinary course of the Company's business, none of the officers, employees, directors or other affiliates of the Company is a party to any material written agreement or transaction with the Company, and the Company has not assumed or guaranteed any obligation of such person.

3.19 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company controlled by an "investment company" as such terms are defined in the Investment Company Act of 1980, as amended.

        COMPLIANCE WITH LAW. Except as disclosed in the SEC Filings, the Company is conducting its business in compliance in all material respects with applicable material governmental laws, ordinances and regulations (including, without limitation, those relating to environmental protection and occupational safety and health practices). All material governmental approvals, permits and licenses required to conduct the current business of the Company have been obtained and are in full force and effect and are being complied with by the Company in all material respects.

3.20 CONFIDENTIALITY. The Company hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of the Investor, the terms of this Purchase Agreement and any information identified in writing as confidential that is furnished to it by the Investor in connection with this Purchase Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by the Company, (b) lawfully disclosed to


                                  SCHEDULE 5.3


                                       5.

the Company by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by the Company independent of any disclosure by the Company as supported by the Investor's written records, or (d) required, upon the advice of counsel to the Company, to be disclosed under the rules and regulations of the SEC. The Company further covenants that it shall return to the Investor all tangible materials containing such information upon request by the Investor.

4.      Representations And Warranties Of The Investor

        The Investor hereby makes the following representations and warranties to the Company as of the Effective Date and the Closing:

4.1 AUTHORIZATION; DUE EXECUTION. The Investor has the requisite corporate power and authority to enter into this Purchase Agreement and to perform its obligations under the terms of this Purchase Agreement and, at the Closing, will have the requisite corporate power to purchase the Stock. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Purchase Agreement have been taken. This Purchase Agreement has been duly authorized, executed and delivered by the Investor, and, upon due execution and delivery by the Company, this Purchase Agreement will be a valid and binding agreement of the Investor, enforceable in accordance with its terms, except as the indemnification obligations set forth in Section 7.7 may be unenforceable insofar as they relate to violations of state or federal securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Purchase Agreement is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Purchase Agreement such Investor confirms, that the Stock to be purchased by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Purchase Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Stock.

4.3 DISCLOSURE OF INFORMATION. The Investor has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Purchase Agreement and to purchase the Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Stock.

4.4 INVESTMENT EXPERIENCE. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. The Investor also represents it has not been organized solely for the purpose of acquiring the Stock.


                                  SCHEDULE 5.3


                                       6.

4.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act.

4.6 RESTRICTED SECURITIES. The Investor understands that (a) the Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the Investor must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (b) each certificate representing the Stock will be endorsed with the following legends, except that certificates issued following a disposition of such Stock shall not be required to bear the legend set forth in (a) if (i) the disposition was made in compliance with Rule 144, as supported by satisfactory written documentation,
(ii) there is in effect a registration statement under the Securities Act covering the disposition and such disposition was made in accordance with such registration statement, as supported by satisfactory written documentation, or
(iii) if an opinion of counsel reasonably acceptable to the Company to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act is provided to the Company:

(i) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH SALE OR OTHER TRANSFER OR SUCH SALE OR OTHER TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 144A OF THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN PROVIDED.

(ii) Any legend required to be placed thereon by any applicable state securities laws.

Furthermore, the Company will instruct any transfer agent not to register the transfer of the Stock (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Purchase Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Purchase Agreement.

4.7 CONFIDENTIALITY. The Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of the Company, the terms of this Purchase Agreement and any information identified in writing as confidential that is furnished to it by the Company in connection with this Purchase Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by the Investor, (b) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by such Investor independent of any disclosure by the Company as supported by the Investor's written records, or (d) required to be disclosed pursuant to an order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction). The Investor further covenants that it shall


                                  SCHEDULE 5.3


                                       7.

return to the Company all tangible materials containing such information upon request by the Company.

5.      Conditions Of The Investor's Obligations

        The obligations of the Investor under Section 1 of this Purchase Agreement to purchase the Stock at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by the Investor:

5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions in this Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

5.3 COMPLIANCE CERTIFICATE. The President or a Vice President of the Company shall deliver to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

5.4 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation substantially in the form attached hereto as Schedule 3.3 shall have been filed with the Secretary of State of Delaware.

5.5 LEGAL OPINION. An opinion of counsel to the Company substantially in the form attached hereto as Schedule 5.5 and dated as of the Closing shall have been delivered to the Investor at the Closing.

5.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

6.      Conditions Of The Companys Obligations

        The obligations of the Company to the Investor under this Purchase Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor, any of which may be waived by the
Company:

6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 4 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said dates.


                                  SCHEDULE 5.3


                                       8.

6.2 PERFORMANCE. The Investor shall have performed and complied with all agreements, obligations and conditions in this Purchase Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

6.3 COMPLIANCE CERTIFICATE. A duly authorized officer of the Investor shall deliver to the Company at the Closing a certificate certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

6.4 PAYMENT OF PURCHASE PRICE. The Investor shall have tendered delivery of the purchase price for the Stock specified in Section 1 at the Closing.

6.5 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation substantially in the form attached hereto as Schedule 3.3 shall have been filed with the Secretary of State of Delaware.

6.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

7.      Registration Rights.

7.1     CERTAIN DEFINED TERMS.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 7.8 hereof.

               "REGISTER, " "REGISTERED, " AND "REGISTRATION " REFER to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means (a) Conversion Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Shares. Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by a person to the public pursuant to a registration statement or Rule 144 so that all the transfer restrictions and restrictive legends with respect to such Common Stock are removed upon the consummation of such sale or (y) sold in a private transaction in which the transferor's rights under Section 7 of this Agreement are not assigned.


                                  SCHEDULE 5.3


                                       9.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable options, warrants or convertible securities.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 7.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of any Registrable Securities.

7.2 FORM S-3 REGISTRATION. Subject to the provisions of this Section 7, if at any time after the period expiring on the earlier of either (i) the three-year anniversary date of the Effective Date, or (ii) the termination of the Project Term (as defined in the Agreement) including any early termination thereof, in case the Company shall receive from any Holder or Holders of Registrable Securities (the "Initiating Holders") a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar shortform registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and afl such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7.2:

(i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000);

(iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall


                                  SCHEDULE 5.3


                                      10.

have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 7.2; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(iv) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 7.2; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

7.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Section
7.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 7.2, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 7.2 (in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, as described under this Section 7.3, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.

7.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

(a) Prepare and file with the SEC a Form S-3 with respect to such Registrable Securities and use its best efforts to cause such Form S-3 to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the Holder or Holders have completed the distribution related thereto.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) Furnish to the participating Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such


                                      11.

other documents as they may reasonably request in order to facilitate the public sale or other disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts which may be necessary under such securities or Blue Sky laws to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation or to file a general consent to service of process in any such states or jurisdictions.

(e) Before filing the registration statement or prospectus or amendments or supplements thereto, furnish to counsel selected by the participating Holders copies of such documents proposed to be filed which shall be subject to the reasonable approval of such counsel.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements as may be necessary to that, as thereafter delivered to such Holders of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and use its best efforts to cause each such amendment and supplement to become effective.

(g) Use its best efforts to cause all such Registrable Securities to be listed on the securities exchange, if any, on which the Common Stock is then listed.

7.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 7 shall terminate and be of no further force and effect on the earlier to occur of (x) such time as the Company has already effected two
(2) registrations on Form S-3 for the Holders pursuant to Section 7.4 or (y) such time as all Registrable Securities may be sold under Rule 144 during any ninety (90) day period. In addition, a Holder's registration rights shall expire if (a) such Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as-converted basis) and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

7.6 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 7.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.


                                  SCHEDULE 5.3


                                      12.

7.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 7.2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, employees, agents and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or allegedly untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any document incident to the registration or qualification of any Registrable Securities, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii)any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability or action if it is judicially determined that there was such a violation; provided however, that the indemnity agreement contained in this
Section 7.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages, expenses or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other


                                  SCHEDULE 5.3


                                      13.

expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 7.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, expense, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 7.7(b) exceed the proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 7.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7.7, deliver to the indemnifying party a written notice of the commencement thereof along with an explanation of such action in summary form and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. In addition, an indemnifying party shall not have the right to direct the defense of such an action on behalf of an indemnified party if such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, however, that in such event, the indemnifying party shall bear the fees and expenses of only one separate counsel for all indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.7.


(d) If the indemnification provided for in this Section 7.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, expenses or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage, expense or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a


                                      14.

Holder hereunder exceed the proceeds from the offering received by such Holder. Notwithstanding the foregoing, no underwriter, if any, shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 7.7(d) shall be several in proportion to their respective underwriting commitments and not joint.

(e)     To the extent permitted by law, the indemnification provided under this
Section 7.7 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person (within the meaning of the Securities Act) of such indemnified party and will survive the transfer of any securities.

(f) The obligations of the Company and Holders under this Section 7.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 7 may be assigned by a Holder to a transferee or assignee of Registrable Securities which is a subsidiary, parent or affiliate of a Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

7.9 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities then outstanding; provided that under no circumstances shall such amendment or waiver reduce the Investor's rights to indemnification or increase the Investor's indemnification obligations under this Section 7 without the Investor's written consent. Subject to the foregoing, any amendment or waiver effected in accordance with this
Section 7.9 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 7, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

7.10 AGREEMENT TO FURNISH INFORMATION. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common


                                  SCHEDULE 5.3


                                      15.

Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 7. 10 shall not apply to a registration relating solely to employee benefit plans on Form S-II or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

7.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

8.      Covenants

8.1 DELIVERY OF FINANCIAL STATEMENTS. So long as the Investor (or any person who acquires the Stock from the Investor) holds the Stock the Company shall deliver to the Investor (or any person who acquires the Stock from the Investor) copies of its Forms 10-K and 10-Q as filed with the SEC upon request by the Investor.

8.2 AGREEMENT NOT TO SELL. The Investor hereby agrees that the Investor shall not, without the prior written consent of the Company, directly or indirectly, sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during the period commencing on the Effective Date and expiring on the earlier of either: (i) the three-year anniversary date of the Effective Date or (ii) the termination of the Project Term (as defined in the Agreement), including any early termination thereof. In order to enforce the provisions of this Section 8.2, the Company may impose stop-transfer instructions with respect to the securities held by the Investor that are subject to the foregoing restriction until the end of such period.

8.3 MARKET STAND-OFF AGREEMENT. The Investor hereby agrees that during the period specified by the Company and an underwriter of Common Stock or other securities of the


                                      16.

Company following the effective date of a Registration Statement of the Company filed under the Securities Act (which period shall not exceed 180 days), to the extent requested by the Company and such underwriter, it shall not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale) grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by any of them during such periods; provided that all directors and executive officers, any holders of at least 5% of the Company's voting securities and any other holders of securities participating in such registration enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities held by the Investor and its affiliates that are subject to the foregoing restriction until the end of such period.

8.4 RETIREMENT OF COMMON STOCK. If the Investor has not previously converted the Stock into Conversion Shares, then in the event of a Change of Control (as defined in the Certificate of Designation) that becomes effective prior to February 21, 2001 and prior to the achievement of a Candidate Selection Approval for a Project Compound (each as defined in the Agreement), the Investor hereby agrees that if, subsequent to the Change of Control but prior to February 21, 2001, a Candidate Selection Approval is achieved for a Project Compound, the Investor shall surrender to the Company or its successor entity, and the Company or its successor entity shall retire, entity [*] of the securities issued to the Investor in exchange for the Conversion Shares upon such Change of Control, and the Investor shall have no further right or interest in such surrendered securities.

9.      Miscellaneous

9.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Purchase Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Purchase Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Purchase Agreement, except as expressly provided in this Purchase Agreement.

9.2 GOVERNING LAW. This Purchase Agreement shall be governed by and construed under the laws of the State of New York, as applied to contracts executed and performed entirely within the State of New York, without regard to conflicts of laws rules.

9.3 COUNTERPARTS. This Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4 TITLES AND SUBTITLES. The titles and subtitles used in this Purchase Agreement are used for convenience only and are not to be considered in construing or interpreting this Purchase Agreement.

9.5 ASSIGNMENT. This Purchase Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the written consent of the other party;


                                  SCHEDULE 5.3


* CONFIDENTIAL TREATMENT REQUESTED


                                      17.

provided, however, that either the Company or the Investor may, without such consent, assign this Purchase Agreement and its rights and obligations hereunder
(a) in connection with the transfer or sale of all or substantially all of its business or (b) in the event of its merger or consolidation with another company at any time during the term of this Purchase Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any other permitted assignee shall also assume all obligations of its assignor under this Purchase Agreement.

9.6 NOTICES. Any notice or report required or permitted to be given or made under this Purchase Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser and shall be effective upon receipt by the addressee.

THE COMPANY:          SIBIA NEUROSCIENCES, INC.
                      505 Coast Boulevard South, Suite 300
                      La Jolla, California 92037
                      Attention: President
                      Tel: (619) 452-5892
                      Fax: (619) 459-1609

THE INVESTOR:         ELI LILLY AND COMPANY
                      Lilly Corporate Center
                      Indianapolis, IN 46285
                      Attention: General Counsel
                      Tel: (317) 276-5669
                      Fax: (317) 277-3977

9.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.8 EXPENSES. Irrespective of whether the Closing is effected, each party shall bear its own costs with respect to the negotiation, execution, delivery and performance of this Purchase Agreement.

9.9 AMENDMENTS AND WAIVERS. Except as specified in Section 7.9, any term of this Purchase Agreement may be amended and the observance of any term of this Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.


                                  SCHEDULE 5.3


                                      18.

9.10 SEVERABILITY. If one or more provisions of this Purchase Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Purchase Agreement and the balance of this Purchase Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.11 ENTIRE AGREEMENT. This Purchase Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof

        IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

                                 SIBIA NEUROSCIENCES, INC.



                                 By:_____________________________________

                                 Name:___________________________________

                                 Title:__________________________________

                                 ELI LILLY AND COMPANY


                                 By:_____________________________________
                                 Name:    August M. Watanabe, M.D.
                                 Title:   Executive Vice President


                                  SCHEDULE 5.3


                                      19.

                                  SCHEDULE 5.5

                       FORM OF OPINION OF COMPANY COUNSEL



June __, 1999

Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285

Ladies and Gentlemen:

We have acted as counsel for SIBIA Neurosciences, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of the Company's capital stock (the "Stock") to Eli Lilly and Company, an Indiana corporation ("Lilly"), pursuant to the Stock Purchase Agreement, dated as of May 25, 1999, between the Company and Lilly (the "Agreement"). We are rendering this opinion pursuant to Section 5.5 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and are familiar with the Agreement and have relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement and originals or copies certified to our satisfaction, of such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement is an obligation binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement that would modify or interpret the terms of the Agreement or the respective rights or obligations of the parties thereunder.


                                  SCHEDULE 5.5


                                       1.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We note that the parties to the Agreement have designated the laws of the State of New York as the laws governing the Agreement. Our opinion in paragraph 3 below as to the validity, binding effect and enforceability of the Agreement is premised upon the result that would be obtained if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York) to the interpretation of the Agreement. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale of issuance thereof.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by the Company's transfer agent as to the number of shares of Common Stock that are issued and outstanding as reflected in the transfer agent's records.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

        1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

        2. The Company has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted, is qualified as a foreign corporation to do business in California and, to the best of our knowledge, is not required to qualify as a foreign corporation to do business in any other jurisdiction in the United States.

        3. All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Agreement has been taken. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 7.7 of the Agreement may be limited by applicable laws and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights generally, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        4. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.001, and 5,000,000 shares of Preferred Stock, par value S.001, of which 150,000 shares have been designated Series A Junior Participating Preferred Stock and one share has been designated Series B Convertible Non-Voting Preferred Stock. As of May __, 1999, there were _____ shares of Common Stock and no shares of Series A Preferred or Series B Preferred issued and outstanding.


                                  SCHEDULE 5.5


                                       2.

        5. The Stock has been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, outstanding, fully paid and nonassessable and not issued in violation of any preemptive right set forth in the Company's Certificate of Incorporation, as amended, or subject to any lien, claim, encumbrance or other restriction on transfer (other than those arising under federal and state securities laws or the terms of the Agreement). The Conversion Shares have been duly authorized and, upon issuance and delivery upon conversion of the Stock in accordance with the terms thereof, will be validly issued, outstanding, fully paid and nonassessable and not issued in violation of any preemptive right set forth in the Company's Certificate of Incorporation, as amended, or subject to any lien, claim, encumbrance or other restriction on transfer (other than those arising under federal and state securities laws or the terms of the Agreement). The certificate representing the Stock is in due and proper form under the General Corporation Law of the State of Delaware and, as of the Closing, will have been duly and validly executed by the officers of the Company named thereon.

        6. The execution and delivery of the Agreement by the Company and the issuance of the Stock and the Conversion Shares pursuant to the Agreement do not violate any provision of the Company's Certificate of Incorporation, as amended, or Bylaws or, to our knowledge, any provision of any order, writ, judgment, injunction, decree, determination, award or material contract to which the Company is a party or by which it is bound or any governmental statute, rule or regulation applicable to the Company.

        7. All consents, approvals, authorizations, or orders of, and filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for the sale and issuance by the Company of the Stock have been made or obtained, except for the filing of a Form D by the Company pursuant to Securities and Exchange Commission Regulation D.

        8. The offer and sale of the Stock is, and (assuming conversion of the Stock at the Closing by the Investor) the issuance of the Conversion Shares will be, exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

        This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.


                                  SCHEDULE 5.5


                                       3.

                                  SCHEDULE 15.1
                                       TO
                             COLLABORATION AGREEMENT
                                     BETWEEN
                            SIBIA NEUROSCIENCES, INC.
                                       AND
                              ELI LILLY AND COMPANY

                                  PRESS RELEASE
--------------------------------------------------------------------------------

                      PRESS RELEASE FOLLOWS ON NEXT PAGES.


                                  SCHEDULE 15.1

                                     NEWS OF
                                      LILLY
--------------------------------------------------------------------------------
               Eli Lilly and Company, Indianapolis, Indiana 46285

                DATE: MAY 25,1999
                FOR RELEASE: DRAFT A - FOR REVIEW
                REFER TO:          (317) 276-5795 - JAMES P. KAPPEL (LILLY)
                                   (619) 452-5892 - JEFFREY F. MCKELVY (SIBIA)

        SIBIA NEUROSCIENCES AND LILLY ANNOUNCE NICOTINIC RECEPTOR DRUG DISCOVERY AND DEVELOPMENT COLLABORATION FOCUSING ON CENTRAL NERVOUS SYSTEM DISORDERS

SIBIA Neurosciences, Inc. (NASDAQ: SIBI) and Eli Lilly and Company (NYSE: LLY) today announced that they have entered into a three-year collaborative agreement to research and develop compounds effective in treating disorders of the central nervous system (CNS). SIBIA and Lilly will work together to identify and optimize compounds selective for subtypes of nicotinic acetylcholine receptors (nAChRs).

Under the terms of the three-year agreement, SIBIA will research funding that could total $15 million and an investment in equity by Lilly. In addition, SIBIA could also receive milestone payments and royalty payments. In exchange, Lilly will receive exclusive global rights to products that result from the collaboration. Lilly will conduct and fund all clinical trials for compounds discovered during the project and will receive an exclusive option to SIBIA's two clinical candidates, SIB1508Y for Parkinson's disease and SIB-1553A for Alzheimer's disease, both currently in phase H trials.

SIBIA's research on nAChR subtypes will greatly compliment our internal efforts to identify promising compounds to treat a number of CNS diseases," said H. Christian Fibiger Ph.D., vice president neuroscience discovery research and clinical investigation for Lilly. "Our partnerships with leading scientific companies are helping to further strengthen a rich pipeline of products that holds tremendous promise and continues to grow."

"A growing body of evidence suggests that regulation of specific nAChR subtypes may allow therapeutic intervention in a number of disorders including pain, schizophrenia, depression, Alzheimer's disease and Parkinson's disease," said Jeffrey F. McKelvy, Ph.D., executive vice president and chief scientific officer of SIBIA. "We believe that the nAChRs are a rich area for drug discovery. With the combination of the resource commitment from Lilly and the expertise that each company brings to the collaboration we anticipate that this joint effort could produce a number of drug candidates for neurological and psychiatric disorders."

William T. Comer, Ph.D., SIBIA's president and chief executive officer stated, "We look forward to collaborating with Lilly in the development of novel therapeutics to treat CNS diseases. SIBIA and Lilly together will be committing a significant number of dedicated scientists to apply our proprietary nicotinic drug discovery technology to the identification and development of new CNS subtype-selective compounds. We will also be advancing compounds


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
already identified at SIBIA that are active on nicotinic acetylcholine receptor subtypes. Working with Lilly provides us an opportunity to expand our efforts into this important CNS area."

SIBIA Neurosciences, Inc. is engaged in the discovery and development of novel small molecule therapeutics for the treatment of neurodegenerative, neuropsychiatric and neurological disorders, many of which have large patient populations and represent critical unmet medical needs. SIBIA is a leader in the development of proprietary drug discovery platforms that combine key tools necessary for modem drug discovery, including genomics, high throughput screening, advanced combinatorial chemistry techniques and pharmacology. The company's proprietary molecular targets and drug candidates, together with its drug discovery technologies and research expertise, have enabled the company to establish several corporate research collaborations.

Lilly is a global research-based pharmaceutical corporation headquartered in Indianapolis, Ind., that is dedicated to creating and delivering innovative pharmaceutical-based health care solutions which enable people to live longer, healthier, and more active lives.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. THESE RISKS AND UNCERTAINTIES INCLUDE RISKS AND UNCERTAINTIES REGARDING SIBIA'S ONGOING LITIGATION WITH CADUS, INCLUDING UNCERTAINTIES REGARDING APPEALS AND RELATED PROCEEDINGS, THE COMPANIES TECHNOLOGIES, UNCERTAINTIES REGARDING THE COMPANY'S SIB-1508Y AND SIB-1553A COMPOUNDS, THE RISK THAT FURTHER DEVELOPMENT OF SUCH COMPOUNDS WILL BE UNSUCCESSFUL OR TERMINATED, THE RISK THAT LILLY WILL NOT EXERCISE ITS OPTIONS TO ACQUIRE RIGHTS TO SUCH COMPOUNDS, THE RISK THAT SIBIA MAY NEVER RECEIVE ANY MILESTONE OR ROYALTY REVENUE FROM SUCH COMPOUNDS OR ANY OTHER COMPOUND, UNCERTAINTIES REGARDING SIBIA'S FUTURE CAPITAL NEEDS AND THE UNCERTAINTY OF RECEIVING ADDITIONAL FUNDING, AND OTHER RESEARCH, DEVELOPMENT AND MARKET RISKS. THESE AND OTHER RISKS AND UNCERTAINTIES ARE MORE FULLY SET FORTH IN BOTH COMPANY'S MOST RECENTLY FILED FORMS 10-Q AND 10-K.

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                                  SCHEDULE 15.1